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Exhibit 10.1

COMMUNITY HEALTH SYSTEMS, INC. 401(k) PLAN

Restated Effective August 1, 2003

1.35	Key Employee	14
1.36	Late Retirement Date	15
1.37	Leased Employee	15
1.38	Non-Elective Contribution	16
1.39	Non-Highly Compensated Participant	16
1.40	Non-Key Employee	16
1.41	Normal Retirement Age	16
1.42	Normal Retirement Date	16
1.43	1-Year Break in Service	16
1.44	Participant	16
1.45	Participant Direction Procedures	16
1.46	Participant's Account	16
1.47	Participant's Combined Account	17
1.48	Participant's Directed Account	17
1.49	Participant's Elective Account	17
1.50	Participant's Rollover Account	17
1.51	Plan	17
1.52	Plan Year	17
1.53	Qualified Matching Contribution	17
1.54	Qualified Matching Contribution Account	17
1.55	Qualified Non-Elective Contribution Account	17
1.56	Qualified Non-Elective Contribution	17
1.57	Regulation	17
1.58	Reporting Person	18
1.59	Retired Participant	18
1.60	Retirement Date	18
1.61	Terminated Participant	18
1.62	Top Heavy Plan	18
1.63	Top Heavy Plan Year	18
1.64	Top-Paid Group	18
1.65	Total and Permanent Disability	18
1.66	Trustee	19
1.67	Trust Fund	19
1.68	Valuation Date	19
1.69	Vested	19
1.70	Year of Service	19

ARTICLE II ADMINISTRATION
2.1	POWERS AND RESPONSIBILITIES OF THE EMPLOYER	20
2.2	DESIGNATION OF ADMINISTRATIVE AUTHORITY	20
2.3	ALLOCATION AND DELEGATION OF RESPONSIBILITIES	20
2.4	POWERS AND DUTIES OF THE ADMINISTRATOR	21
2.5	RECORDS AND REPORTS	22
2.6	APPOINTMENT OF ADVISERS	22
2.7	INFORMATION FROM EMPLOYER	22
2.8	PAYMENT OF EXPENSES	22
2.9	MAJORITY ACTIONS	22
2.10	CLAIMS PROCEDURE	22
2.11	CLAIMS REVIEW PROCEDURE	23
ARTICLE III ELIGIBILITY
3.1	CONDITIONS OF ELIGIBILITY	23
3.2	EFFECTIVE DATE OF PARTICIPATION	24
3.3	DETERMINATION OF ELIGIBILITY	24
3.4	TERMINATION OF ELIGIBILITY	24
3.5	OMISSION OF ELIGIBLE EMPLOYEE	24
3.6	INCLUSION OF INELIGIBLE EMPLOYEE	24
3.7	REHIRED EMPLOYEES	25
3.8	ELECTION NOT TO PARTICIPATE	25
ARTICLE IV CONTRIBUTION AND ALLOCATION
4.1	FORMULA FOR DETERMINING EMPLOYER CONTRIBUTION	25
4.2	PARTICIPANT'S SALARY REDUCTION ELECTION	27
4.3	TIME OF PAYMENT OF EMPLOYER CONTRIBUTION	29
4.4	ALLOCATION OF CONTRIBUTION, FORFEITURES AND EARNINGS	29
4.5	ACTUAL DEFERRAL PERCENTAGE TESTS	33
4.6	ADJUSTMENT TO ACTUAL DEFERRAL PERCENTAGE TESTS	34
4.7	ACTUAL CONTRIBUTION PERCENTAGE TESTS	37
4.8	ADJUSTMENT TO ACTUAL CONTRIBUTION PERCENTAGE TESTS	39
4.9	MAXIMUM ANNUAL ADDITIONS	41
4.10	ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS	43
4.11	ROLLOVERS AND PLAN-TO-PLAN TRANSFERS FROM QUALIFIED PLANS	44
4.12	DIRECTED INVESTMENT ACCOUNT	45
4.13	QUALIFIED MILITARY SERVICE	47

ARTICLE V VALUATIONS
5.1	VALUATION OF THE TRUST FUND	47
5.2	METHOD OF VALUATION	47
ARTICLE VI DETERMINATION AND DISTRIBUTION OF BENEFITS
6.1	DETERMINATION OF BENEFITS UPON RETIREMENT	47
6.2	DETERMINATION OF BENEFITS UPON DEATH	48
6.3	DETERMINATION OF BENEFITS IN EVENT OF DISABILITY	49
6.4	DETERMINATION OF BENEFITS UPON TERMINATION	49
6.5	DISTRIBUTION OF BENEFITS	52
6.6	DISTRIBUTION OF BENEFITS UPON DEATH	54
6.7	TIME OF SEGREGATION OR DISTRIBUTION	54
6.8	DISTRIBUTION FOR MINOR OR INCOMPETENT BENEFICIARY	55
6.9	LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN	56
6.10	PRE-RETIREMENT DISTRIBUTION	56
6.11	DISTRIBUTION FOR HARDSHIP	56
6.12	QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION	58
6.13	LOANS TO PARTICIPANTS	58
6.14	DIRECT ROLLOVER	58
ARTICLE VII TRUST
7.1	TRUST AGREEMENT	59
ARTICLE VIII AMENDMENT, TERMINATION AND MERGERS
8.1	AMENDMENT	59
8.2	TERMINATION	60
8.3	MERGER, CONSOLIDATION OR TRANSFER OF ASSETS	60
ARTICLE IX TOP HEAVY
9.1	TOP HEAVY PLAN REQUIREMENTS	60
9.2	DETERMINATION OF TOP HEAVY STATUS	60
ARTICLE X MISCELLANEOUS
10.1	PARTICIPANT'S RIGHTS	62
10.2	ALIENATION	63
10.3	CONSTRUCTION OF PLAN	63
10.4	GENDER AND NUMBER	63

10.5	LEGAL ACTION	64
10.6	PROHIBITION AGAINST DIVERSION OF FUNDS	64
10.7	EMPLOYER'S AND TRUSTEE'S PROTECTIVE CLAUSE	64
10.8	INSURER'S PROTECTIVE CLAUSE	64
10.9	RECEIPT AND RELEASE FOR PAYMENTS	64
10.10	ACTION BY THE EMPLOYER	65
10.11	NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY	65
10.12	HEADINGS	65
10.13	APPROVAL BY INTERNAL REVENUE SERVICE	65
10.14	UNIFORMITY	66
EGTRRA ADDENDUM		67
EXHIBIT A		A-1
EXHIBIT B		B-1
EXHIBIT C		C-1

COMMUNITY HEALTH SYSTEMS, INC. 401(K) PLAN

        THIS AMENDMENT AND RESTATEMENT, hereby executed effective the 1st day of August, 2003, by CHS/Community Health Systems, Inc. (herein referred to as the "Employer").

W I T N E S S E T H:

        WHEREAS, the Employer heretofore established a profit sharing plan and trust effective February 1, 1987 (hereinafter called the "Effective Date"), known as the Community Health Systems Retirement and Profit-Sharing Plan and now known as the Community Health Systems, Inc. 401(k) Plan (herein referred to as the "Plan") in recognition of the contribution made to its successful operation by its Employees and for the exclusive benefit of its Eligible Employees; and

        WHEREAS, under the terms of the Plan, the Employer has the ability to amend the Plan; and

        WHEREAS, the Plan has been revised by the First through Sixth Amendments to the Plan; and

        WHEREAS, the Employer now wishes to restate the Plan as so amended.

        NOW, THEREFORE, effective August 1, 2003, except as otherwise provided, the Employer, in accordance with the provisions of the Plan pertaining to amendments thereof, hereby restates the Plan to provide as follows:

ARTICLE I
DEFINITIONS

        1.1   "Act" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

        1.2   "Administrator" means the person or entity designated by the Employer pursuant to Section 2.2 to administer the Plan on behalf of the Employer.

        1.3   "Affiliated Employer" means any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) that includes the Employer; any trade or business (whether or not incorporated) that is under common control (as defined in Code Section 414(c)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) that includes the Employer; and any other entity required to be aggregated with the Employer pursuant to Regulations under Code Section 414(o).

        1.4   "Aggregate Account" means, with respect to each Participant, the value of all accounts maintained on behalf of a Participant, whether attributable to Employer or Employee contributions, subject to the provisions of Section 9.2.

        1.5   "Anniversary Date" means the last day of the Plan Year.

        1.6   "Annuity Starting Date" means, with respect to any Participant, the first day of the first period for which an amount is paid as an annuity, or, in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitles the Participant to such benefit.

        1.7   "Beneficiary" means the person (or entity) to whom the share of a deceased Participant's total account is payable, subject to the restrictions of Sections 6.2 and 6.6.

        1.8   "Code" means the Internal Revenue Code of 1986, as amended or replaced from time to time.

        1.9   "Company Stock Fund" shall mean the separate investment option available under the Plan, which is not a Designated Investment, consisting primarily of the publicly-traded common stock of Community Health Systems, Inc. ("CHS"), par value $.01 per share (the "Common Stock"), held by the Trustee pursuant to the terms of a separate trust agreement and, in addition, the Unitized Company Stock Services Agreement between the Trustee, the Employer, the Administrator and CHS, a copy of which is attached to the trust agreement. Notwithstanding any provision of the Plan to the contrary, effective May 12, 2003, (i) any portion of the accounts of any Reporting Person invested in the Company Stock Fund shall be liquidated and the proceeds thereof invested in the investment options available under the Plan in accordance with the other investment elections of such Reporting Person in effect on that date for each such Reporting Person, and (ii) no portion of the accounts of any Reporting Persons shall thereafter be invested in the Company Stock Fund.

        1.10 "Compensation" with respect to any Participant means wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer to the extent the amounts are includible in gross income (including, but not limited to, commissions paid salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements, or other expense allowances under a nonaccountable plan (as described in Regulation 1.62-2(c)) and excluding the following: (a) Employer contributions to a plan of deferred compensation that are not includible in the Participant's gross income for the taxable year in which contributed, Employer contributions under a simplified employee pension plan, or any distributions from a plan of deferred compensation; (b) amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (c) amounts realized from the sale, exchange or other disposition of stock acquired under an incentive stock option; and (d) other amounts that received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Code Section 403(b) (whether or not the amounts are actually excludable from the gross income of the Participant). Compensation shall also include all of the following types of elective contributions and all of the following types of deferred compensation: (a) Elective contributions that are made by the Employer on behalf of a Participant that are not includible in gross income under Code Sections 125, 402(e)(3), 402(h)(1)(B), 403(b), and for Plan Years beginning on or after January 1, 2001, 132(f)(4); and (b) Compensation deferred under an eligible deferred compensation plan within the meaning of Code Section 457(b). Compensation shall be reduced by all of the following items (even if includible in gross income): reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation and welfare benefits.

        For purposes of applying the limitations of this definition, Compensation for a Limitation Year is the Compensation actually paid or made available in gross income during such year. Notwithstanding the preceding sentence, Compensation for a Participant in a defined contribution plan who is permanently and totally disabled (as defined in Code Section 22(e)(3)) is the Compensation such Participant would have received for the Limitation Year if the Participant was paid at the rate of Compensation paid immediately before becoming permanently and totally disabled; such imputed compensation for the disabled Participant may be taken into account only if the Participant is not a Highly Compensated Employee, and contributions made on behalf of such a Participant are nonforfeitable when made.

        Compensation shall include amounts paid during that portion of the Plan Year during which the Employee is not eligible to participate in the Plan with respect to the allocation of Employer Matching Contributions. Compensation for purposes of applying the Section 401(k) non-discrimination test shall include amounts paid during that portion of the Plan Year during which the Employee is not eligible to make salary reduction election and/or to receive allocations of Elective Deferral Contributions.

        For a Participant's initial year of participation, Compensation shall be recognized as of such Employee's effective date of participation pursuant to Section 3.2.

        For Plan Years beginning on or after January 1, 1989, and before January 1, 1994, the annual Compensation of each Participant taken into account for determining all benefits provided under the Plan for any Plan Year shall not exceed $200,000. This limitation shall be adjusted by the Secretary at the same time and in the same manner as under Code Section 415(d), except that the dollar increase in effect on January 1 of any calendar year is effective for Plan Years beginning in such calendar year and the first adjustment to the $200,000 limitation is effective on January 1, 1990.

        For Plan Years beginning on or after January 1, 1994, Compensation in excess of $150,000 (or such other amount provided in the Code) shall be disregarded for all purposes other than for purposes of salary deferral elections. Such amount shall be adjusted by the Commissioner for increases in the cost-of-living in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any determination period beginning in such calendar year. If a determination period consists of fewer than twelve (12) months, the $150,000 annual Compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is twelve (12).

        If Compensation for any prior determination period is taken into account in determining a Participant's allocations for the current Plan Year, the Compensation for such prior determination period is subject to the applicable annual Compensation limit in effect for that prior period. For this purpose, in determining allocations in Plan Years beginning on or after January 1, 1989, the annual compensation limit in effect for determination periods beginning before that date is $200,000. In determining allocations in Plan Years beginning on or after January 1, 1994, the annual Compensation limit in effect for determination periods beginning before that date is $150,000.

        Notwithstanding the foregoing, the family member aggregation rules of Code Sections 401(a)(17) and 414(q)(6) as in effect prior to the enactment of the Small Business Job Protection Act of 1996 shall not apply to this Plan effective with respect to Plan Years beginning after December 31, 1996.

        If, in connection with the adoption of this amendment and restatement, the definition of Compensation has been modified, then, for Plan Years prior to the Plan Year which includes the adoption date of this amendment and restatement, Compensation means compensation determined pursuant to the Plan then in effect.

        1.11 "Contract" or "Policy" means any life insurance policy, retirement income policy, or annuity contract (group or individual) issued pursuant to the terms of the Plan. In the event of any conflict between the terms of this Plan and the terms of any contract purchased hereunder, the Plan provisions shall control.

        1.12 "Deferred Compensation" with respect to any Participant means the amount of the Participant's total Compensation that has been contributed to the Plan in accordance with the Participant's deferral election pursuant to Section 4.2 excluding any such amounts distributed as excess annual additions pursuant to Section 4.10(a).

        1.13 "Designated Investment Alternative" means a specific investment identified by name by the Employer (or such other Fiduciary who has been given the authority to select investment options) as an available investment under the Plan to which Plan assets may be invested by the Trustee pursuant to the investment direction of a Participant.

        1.14 "Designated Investment" means one or more of the following:

          (a)   a Designated Investment Alternative; or

          (b)   any other investment permitted by the Plan and the Participant Direction Procedures to which Plan assets may be invested by the Trustee pursuant to the investment direction of a Participant.

        1.15 "Early Retirement Date." This Plan does not provide for a retirement date prior to Normal Retirement Date.

        1.16 "Elective Contribution" or "Elective Deferrals" means the Employer contributions to the Plan of Deferred Compensation excluding any such amounts distributed as excess annual additions pursuant to Section 4.10(a). In addition, the Employer contribution made pursuant to Section 4.1(b) and any Employer Qualified Non-Elective Contribution made pursuant to Section 4.1(c) and Section 4.6(b) that is used to satisfy the "Actual Deferral Percentage" tests shall be considered an Elective Contribution for purposes of the Plan. Any contributions deemed to be Elective Contributions (whether or not used to satisfy the "Actual Deferral Percentage" tests or the "Actual Contribution Percentage" tests) shall be subject to the requirements of Sections 4.2(b) and 4.2(c) and shall further be required to satisfy the nondiscrimination requirements of Regulation 1.401(k)-1(b)(5) and Regulation 1.401(m)-1(b)(5), the provisions of which are specifically incorporated herein by reference.

        1.17 "Eligible Employee" means any Employee as reflected on the payroll records of the Employer. It is expressly intended that individuals not treated as employees by the Employer in its payroll records are not "Eligible Employees" and are excluded from Plan participation even if a court or administrative agency determines that such individuals are common law employees and not independent contractors or otherwise. Furthermore, Employees classified by the Employer as independent contractors who are subsequently determined by the Internal Revenue Service or any other party to be Employees shall not be Eligible Employees.

        Employees of Affiliated Employers shall be eligible to participate in this Plan without such Affiliated Employers having specifically adopted this Plan in writing unless otherwise designated by the Employer.

        Employees whose employment is governed by a collective bargaining agreement between the Employer and "employee representatives" under which retirement benefits were the subject of good faith bargaining, and if two percent (2%) or less of the Employees covered pursuant to that agreement are professionals as defined in Regulation 1.410(b)-9, shall not be eligible to participate in this Plan. For this purpose, the term "employee representatives" does not include any organization more than half of whose members are employees who are owners, officers, or executives of the Employer.

        Employees who are non-resident aliens (within the meaning of Code Section 7701(b)(1)(B)) who received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer that constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)) shall not be eligible to participate in this Plan.

        Notwithstanding the foregoing, Employees set forth in Exhibit A, as may be amended from time to time by the Administrator, shall be eligible to participate in this Plan.

        1.18 "Employee" means any person who is employed by the Employer or Affiliated Employer and excludes (i) any person who is employed as an independent contractor; and (ii) any person who is a member of a collective bargaining unit whose collective bargaining agreement provides for participation by such person in some other tax-qualified plan. Employee shall include Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and such Leased Employees do not constitute more than 20% of the recipient's non-highly compensated work force.

        1.19 "Employer" means CHS/Community Health Systems, Inc. and any successor that shall maintain this Plan and any predecessor that has maintained this Plan. The Employer is a corporation with principal offices located in the State of Tennessee. In addition, unless the context means otherwise, the term "Employer" shall include any Affiliated Employer.

        1.20 "Employer Matching Contributions" shall mean the contributions made to the Trust by the Employer in accordance with Section 4.1(b) hereof as matching contributions. Except as otherwise provided herein, all Employer Matching Contributions shall initially be invested in the Company Stock Fund on behalf of each Participant for whom such contributions are made. At the discretion of the Employer, all Employer Matching Contributions shall be made either in the form of cash or shares of Common Stock, or some combination thereof. Notwithstanding the preceding, all Employer Matching Contributions for any Reporting Person for a Plan Year beginning on or after January 1, 2003 shall be invested in accordance with the investment elections of such Reporting Person in effect for each such Reporting Person on the date Employer Matching Contributions are made to the Trust. Notwithstanding the preceding, if the Employer Matching Contributions for the Plan Year ending December 31, 2002 have not been made to the Trust on or before May 12, 2003, then the Employer Matching Contributions for any Reporting Person for such Plan Year shall be invested in accordance with the investment elections of such Reporting Person in effect for each such Reporting Person on the date Employer Matching Contributions for the Plan Year ending December 31, 2002 are made to the Trust.

        1.21 "Excess Aggregate Contributions" means, with respect to any Plan Year, the excess of the aggregate amount of the Employer matching contributions made pursuant to Section 4.1(b) and any qualified non-elective contributions or elective deferrals taken into account pursuant to Section 4.7(c) on behalf of Highly Compensated Participants for such Plan Year over the maximum amount of such contributions permitted under the limitations of Section 4.7(a) (determined by hypothetically reducing contributions made on behalf of Highly Compensated Participants in order of the actual contribution ratios beginning with the highest of such ratios). Such determination shall be made after first taking into account corrections of any Excess Deferred Compensation pursuant to Section 4.2 and taking into account any adjustments of any Excess Contributions pursuant to Section 4.6.

        1.22 "Excess Contributions" means, with respect to a Plan Year, the excess of Elective Contributions used to satisfy the "Actual Deferral Percentage" tests made on behalf of Highly Compensated Participants for the Plan Year over the maximum amount of such contributions permitted under Section 4.5(a) (determined by hypothetically reducing contributions made on behalf of Highly Compensated Participants in order of the actual deferral ratios beginning with the highest of such ratios). Excess Contributions shall be treated as an "annual addition" pursuant to Section 4.9(b).

        1.23 "Excess Deferred Compensation" means, with respect to any taxable year of a Participant, the excess of the aggregate amount of such Participant's Deferred Compensation and the elective deferrals pursuant to Section 4.2(f) actually made on behalf of such Participant for such taxable year, over the dollar limitation provided for in Code Section 402(g), which is incorporated herein by reference. Excess Deferred Compensation shall be treated as an "annual addition" pursuant to Section 4.9(b) when contributed to the Plan unless distributed to the affected Participant not later than the first April 15th following the close of the Participant's taxable year. Additionally, for purposes of Sections 9.2 and 4.4(g), Excess Deferred Compensation shall continue to be treated as Employer contributions even if distributed pursuant to Section 4.2(f). However, Excess Deferred Compensation of Non-Highly Compensated Participants is not taken into account for purposes of Section 4.5(a) to the extent such Excess Deferred Compensation occurs pursuant to Section 4.2(d).

        1.24 "Fiduciary" means any person who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has any authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan.

        1.25 "Fiscal Year" means the Employer's accounting year of 12 months commencing on January 1st of each year and ending the following December 31st.

        1.26 "Forfeiture." Any amounts that may otherwise be forfeited under the Plan pursuant to Section 3.6, 4.2(f), 4.6(a), or 6.9 shall be used to reduce the contribution of the Employer.

        1.27 "Former Participant" means a person who has been a Participant, but who has ceased to be a Participant for any reason.

        1.28 "415 Compensation" with respect to any Participant means such Participant's wages as defined in Code Section 3401(a) and all other payments of compensation by the Employer (in the course of the Employer's trade or business) for a Plan Year for which the Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3) and 6052. "415 Compensation" must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)). For purposes of this Section, effective January 1, 1998, the determination of "415 Compensation" shall include any elective deferral (as defined in Code Section 402(g)(3)) and any amount that is contributed or deferred by the Employer at the election of the Participant and that is not includible in the gross income of the Participant by reason of Code Sections 125 or 457; for purposes of this Section, effective January 1, 2001, the determination of "415 Compensation" shall also include any amount that is contributed or deferred by the Employer at the election of the Participant and that is not includible in the gross income of the Participant by reason of Code Section 132(f)(4).

        1.29 "414(s) Compensation" means any definition of compensation that satisfies the nondiscrimination requirements of Code Section 414(s) and the Regulations thereunder. The period for determining 414(s) Compensation must be either the Plan Year or the calendar year ending with or within the Plan Year. An Employer may further limit the period taken into account to that part of the Plan Year or calendar year in which an Employee was a Participant in the component of the Plan being tested. The period used to determine 414(s) Compensation must be applied uniformly to all Participants for the Plan Year.

        1.30 "Highly Compensated Employee" means, for Plan Years beginning after December 31, 1996, an Employee described in Code Section 414(q) and the Regulations thereunder, and generally means any Employee who:

          (a)   was a "five percent owner" as defined in Section 1.33(c) at any time during the "determination year" or the "look-back year"; or

          (b)   for the "look-back year" had "415 Compensation" from the Employer in excess of $80,000 and was in the Top-Paid Group for the "look-back year". The $80,000 amount is adjusted at the same time and in the same manner as under Code Section 415(d), except that the base period is the calendar quarter ending September 30, 1996.

        The "determination year" means the Plan Year for which testing is being performed, and the "look-back year" means the immediately preceding twelve (12) month period. A highly compensated former Employee is based on the rules applicable to determining Highly Compensated Employee status as in effect for the "determination year," in accordance with Regulation 1.414(q)-1T, A-4 and IRS Notice 97-45 (or any superseding guidance). In determining whether an Employee is a Highly Compensated Employee for a Plan Year beginning in 1997, the amendments to Code Section 414(q) stated above are treated as having been in effect for years beginning in 1996.

        In determining who is a Highly Compensated Employee, Employees who are non-resident aliens and who received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees. Additionally, all Affiliated Employers shall be taken into account as a single employer and Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall be considered Employees unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Employer. The exclusion of Leased Employees for this purpose shall be applied on a uniform and consistent basis for all of the Employer's retirement plans. Highly Compensated Former Employees shall be treated as Highly Compensated Employees without regard to whether they performed services during the "determination year."

        1.31 "Highly Compensated Participant" means any Highly Compensated Employee who is eligible to participate in the component of the Plan being tested.

        1.32 "Hour of Service" means (1) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer for the performance of duties (these hours will be credited to the Employee for the computation period in which the duties are performed); (2) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (vacation, holidays, sickness, jury duty, disability, lay-off, military duty, or leave of absence) during the applicable computation period (these hours will be calculated and credited pursuant to Department of Labor regulation 2530.200b-2 which is incorporated herein by reference); (3) each hour for which back pay is awarded or agreed to by the Employer without regard to mitigation of damages (these hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made). The same Hours of Service shall not be credited both under (1) or (2), as the case may be, and under (3).

        Notwithstanding (2) above, (i) no more than 501 Hours of Service are required to be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); (ii) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, or unemployment compensation or disability insurance laws; and (iii) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

        For purposes of (2) above, a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

        An Hour of Service must be counted for the purpose of determining a Year of Service, a year of participation for purposes of accrued benefits, a 1-Year Break in Service, and employment commencement date (or reemployment commencement date). Hours of Service will be credited for employment with all Affiliated Employers and for any individual considered to be a Leased Employee pursuant to Code Section 414(n) or 414(o) and the Regulations thereunder. In addition, for purposes of this Section, Hours of Service will be credited for employment with other Affiliated Employers. The provisions of Department of Labor regulations 2530.200b-2(b) and (c) are incorporated herein by reference.

        Where the Employer maintains the plan of a predecessor employer, service for such predecessor employer shall be treated as service of the Employer. Where the Employer does not maintain the plan of a predecessor employer, employment by a predecessor employer, upon the election of the

Administrator made in a uniform and nondiscriminatory manner, shall be treated as service for the Employer.

        1.33 "Income" means the income or losses allocable to Excess Deferred Compensation or Excess Contributions which amount shall be allocated in the same manner as income or losses are allocated pursuant to Section 4.4(e).

        1.34 "Investment Manager" means an entity that (a) has the power to manage, acquire, or dispose of Plan assets and (b) acknowledges fiduciary responsibility to the Plan in writing. Such entity must be a person, firm, or corporation registered as an investment adviser under the Investment Advisers Act of 1940, a bank, or an insurance company.

        1.35 "Key Employee means any Employee as defined in Code Section 416(i) and the applicable Regulations thereunder. Generally, any Employee or former Employee (as well as each of the Employee's or former Employee's Beneficiaries) is considered a Key Employee if the Employee, at any time during the Plan Year that contains the Determination Date or any of the preceding four (4) Plan Years, has been included in one of the following categories:

          (a)   an officer of the Employer (as that term is defined within the meaning of the Regulations under Code Section 416) having annual "415 Compensation" greater than 50 percent of the amount in effect under Code Section 415(b)(1)(A) for any such Plan Year.

          (b)   one of the ten employees having annual "415 Compensation" from the Employer for a Plan Year greater than the dollar limitation in effect under Code Section 415(c)(1)(A) for the calendar year in which such Plan Year ends and owning (or considered as owning within the meaning of Code Section 318) both more than one-half percent interest and the largest interests in the Employer.

          (c)   a "five percent owner" of the Employer. "Five percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than five percent (5%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers.

          (d)   a "one percent owner" of the Employer having an annual "415 Compensation" from the Employer of more than $150,000. "One percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than one percent (1%) of the outstanding stock of the Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than one percent (1%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers. However, in determining whether an individual has "415 Compensation" of more than $150,000, "415 Compensation" from each employer required to be aggregated under Code Sections 414(b), (c), (m) and (o) shall be taken into account.

        For purposes of this Section, the determination of "415 Compensation" shall be made by including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

        1.36    "Late Retirement Date" means a Participant's actual Retirement Date after having reached Normal Retirement Date.

        1.37    "Leased Employee" means, for Plan Years beginning after December 31, 1996, any person (other than an Employee of the recipient Employer) who pursuant to an agreement between the recipient Employer and any other person or entity ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full-time basis for a period of at least one year and such services are performed under primary direction or control by the recipient Employer. Contributions or benefits provided a Leased Employee by the leasing organization that are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer. Furthermore, Compensation for a Leased Employee shall only include Compensation from the leasing organization that is attributable to services performed for the recipient Employer. A Leased Employee shall not be considered an Employee of the recipient Employer:

          (a)   if such Employee is covered by a money purchase pension plan providing:

            (1)   a nonintegrated employer contribution rate of at least 10% of compensation, as defined in Code Section 415(c)(3);

            (2)   immediate participation;

            (3)   full and immediate vesting; and

          (b)   if Leased Employees do not constitute more than 20% of the recipient Employer's nonhighly compensated work force.

        1.38    "Non-Elective Contribution" means the Employer contributions to the Plan excluding, however, contributions made pursuant to the Participant's deferral election provided for in Section 4.2, any Qualified Non-Elective Contribution, and any Qualified Matching Contribution. Employer Matching Contributions that are not Qualified Matching Contributions shall be considered a Non-Elective Contribution for purposes of the Plan.

        1.39    "Non-Highly Compensated Participant" means, for Plan Years beginning after December 31, 1996, any Participant who is not a Highly Compensated Employee. However, for purposes of Section 4.5(a) and Section 4.6, if the prior year testing method is used, a Non-Highly Compensated Participant shall be determined using the definition of Highly Compensated Employee in effect for the preceding Plan Year.

        1.40    "Non-Key Employee" means any Employee or former Employee (and such Employee's or former Employee's Beneficiaries) who is not, and has never been a Key Employee.

        1.41    "Normal Retirement Age" means the Participant's 65th birthday. A Participant shall become fully Vested in the Participant's Account upon attaining Normal Retirement Age.

        1.42    "Normal Retirement Date" means the Participant's Normal Retirement Age.

        1.43    "1-Year Break in Service" means the applicable computation period during which an Employee has not completed more than 500 Hours of Service with the Employer. Further, solely for the purpose of determining whether a Participant has incurred a 1-Year Break in Service, Hours of Service shall be recognized for "authorized leaves of absence" and "maternity and paternity leaves of absence." Years of Service and 1-Year Breaks in Service shall be measured on the same computation period.

        "Authorized leave of absence" means an unpaid, temporary cessation from active employment with the Employer pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service, or any other reason.

        A "maternity or paternity leave of absence" means an absence from work for any period by reason of the Employee's pregnancy, birth of the Employee's child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement. For this purpose, Hours of Service shall be credited for the computation period in which the absence from work begins, only if credit therefore is necessary to prevent the Employee from incurring a 1-Year Break in Service, or, in any other case, in the immediately following computation period. The Hours of Service credited for a "maternity or paternity leave of absence" shall be those which would normally have been credited but for such absence, or, in any case in which the Administrator is unable to determine such hours normally credited, eight (8) Hours of Service per day. The total Hours of Service required to be credited for a "maternity or paternity leave of absence" shall not exceed the number of Hours of Service needed to prevent the Employee from incurring a 1-Year Break in Service.

        1.44    "Participant" means any Eligible Employee who participates in the Plan and has not for any reason become ineligible to participate further in the Plan.

        1.45    "Participant Direction Procedures" means such instructions, guidelines or policies, the terms of which are incorporated herein, as shall be established pursuant to Section 4.12 and observed by the Administrator and applied and provided to Participants who have Participant Directed Accounts.

        1.46    "Participant's Account" means the account established and maintained by the Administrator for each Participant with respect to such Participant's total interest in the Plan and Trust resulting from the Employer non-elective contributions. A separate accounting shall be maintained with respect to that portion of the Participant's Account attributable to Employer matching contributions made pursuant to Section 4.1(b), Employer Qualified Non-Elective Contributions made pursuant to Section 4.1(c), Employer Qualified Matching Contributions made pursuant to Section 4.1(d), and Employer discretionary contributions made pursuant to Section 4.1(e).

        1.47    "Participant's Combined Account" means the total aggregate amount of each Participant's Elective Account and Participant's Account.

        1.48    "Participant's Directed Account" means that portion of a Participant's interest in the Plan with respect to which the Participant has directed the investment in accordance with the Participant Direction Procedure.

        1.49    "Participant's Elective Account" means the account established and maintained by the Administrator for each Participant with respect to the Participant's total interest in the Plan and Trust resulting from the Employer Elective Contributions used to satisfy the "Actual Deferral Percentage" tests. A separate accounting shall be maintained with respect to that portion of the Participant's Elective Account attributable to such Elective Contributions pursuant to Section 4.2, Employer matching contributions made pursuant to Section 4.1(b), and any Employer Qualified Non-Elective Contributions.

        1.50    "Participant's Rollover Account" means the account established and maintained by the Administrator for each Participant with respect to the Participant's total interest in the Plan resulting from amounts transferred to this Plan from a direct plan-to-plan transfer and/or with respect to such Participant's interest in the Plan resulting from amounts transferred from another qualified plan or "conduit" Individual Retirement Account in accordance with Section 4.11. A separate accounting shall be maintained with respect to that portion of the Participant's Rollover Account attributable to transfers (within the meaning of Code Section 414(l)) and "rollovers."

        1.51    "Plan" means this instrument, including all amendments thereto.

        1.52    "Plan Year" means the Plan's accounting year of twelve (12) months commencing on January 1st of each year and ending the following December 31st.

        1.53    "Qualified Matching Contribution" means any Employer matching contributions that are made pursuant to Section 4.1(d) and Section 4.6(b). Such contributions shall be considered an Elective Contribution for the purposes of the Plan and may be used to satisfy the "Actual Deferral Percentage" tests or the "Actual Contribution Percentage" tests.

        1.54    "Qualified Matching Contribution Account" means the account established hereunder to which Qualified Matching Contributions are allocated. Amounts in the Qualified Matching Contribution Account are nonforfeitable when made and are subject to the distribution restrictions provided for under the Plan.

        1.55    "Qualified Non-Elective Contribution Account" means the account established hereunder to which Qualified Non-Elective Contributions are allocated. Amounts in the Qualified Non-Elective Contribution Account are nonforfeitable when made and are subject to the distribution restrictions provided for under the Plan.

        1.56    "Qualified Non-Elective Contribution" means any Employer contributions made pursuant to Section 4.1(c) and Section 4.6(b). Such contributions shall be considered an Elective Contribution for the purposes of the Plan and may be used to satisfy the "Actual Deferral Percentage" tests or the "Actual Contribution Percentage" tests.

        1.57    "Regulation" means the Income Tax Regulations as promulgated by the Secretary of the Treasury or a delegate of the Secretary of the Treasury, and as amended from time to time.

        1.58    "Reporting Person" means any Participant who is (a) a director, (b) the direct or indirect beneficial owner of more than 10% of any class of any equity security of the Employer which is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or (c) certain officers who have been so designated by any by any registrant affiliate of the Employer, who is required to file a statement with the Securities and Exchange Commission pursuant to Section 16 of the Exchange Act. Each Plan Year, the Administrator shall identify all of the Reporting Persons for such Plan Year.

        1.59    "Retired Participant" means a person who has been a Participant but who has become entitled to retirement benefits under the Plan.

        1.60    "Retirement Date" means the date as of which a Participant retires for reasons other than Total and Permanent Disability, whether such retirement occurs on a Participant's Normal Retirement Date or Late Retirement Date (see Section 6.1).

        1.61    "Terminated Participant" means a person who has been a Participant, but whose employment has been terminated other than by death, Total and Permanent Disability or retirement.

        1.62    "Top Heavy Plan" means a plan described in Section 9.2(a).

        1.63    "Top Heavy Plan Year" means a Plan Year during which the Plan is a Top Heavy Plan.

        1.64    "Top-Paid Group" means the top 20 percent of Employees who performed services for the Employer during the applicable year, ranked according to the amount of "415 Compensation" received from the Employer during such year. All Affiliated Employers shall be taken into account as a single employer, and Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall be considered Employees unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Employer. Employees who are non-resident aliens who received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees. Furthermore, for the purpose of determining the number of active Employees in any year, the following additional Employees shall also be excluded, however, such Employees shall still be considered for the purpose of identifying the particular Employees in the Top-Paid Group:

          (a)   Employees with less than six (6) months of service;

          (b)   Employees who normally work less than 17 1/2 hours per week;

          (c)   Employees who normally work less than six (6) months during a year; and

          (d)   Employees who have not yet attained age twenty-one (21).

        In addition, if 90 percent or more of the Employees of the Employer are covered under agreements the Secretary of Labor finds to be collective bargaining agreements between Employee representatives and the Employer, and the Plan covers only Employees who are not covered under such agreements, then Employees covered by such agreements shall be excluded from both the total number of active Employees as well as from the identification of particular Employees in the Top-Paid Group. The foregoing exclusions set forth in this Section shall be applied on a uniform and consistent basis for all purposes for which the Code Section 414(q) definition is applicable.

        1.65    "Total and Permanent Disability" means a physical or mental condition of a Participant resulting from bodily injury, disease, or mental disorder which renders such Participant incapable of continuing any gainful occupation and which condition constitutes total disability under the federal Social Security Acts.

        1.66    "Trustee" means the person or entity named as trustee herein or in any separate trust forming a part of this Plan, and any successors.

        1.67    "Trust Fund" means the assets of the Plan and Trust as the same shall exist from time to time.

        1.68    "Valuation Date" means the Anniversary Date and may include any other date or dates deemed necessary or appropriate by the Administrator for the valuation of the Participants' accounts during the Plan Year, which may include any day that the Trustee, any transfer agent appointed by the Trustee or the Employer or any stock exchange used by such agent, are open for business.

        1.69    "Vested" means the nonforfeitable portion of any account maintained on behalf of a Participant.

        1.70    "Year of Service" means the computation period of twelve (12) consecutive months, herein set forth, during which an Employee has at least 500 Hours of Service. For purposes of eligibility for participation, the initial computation period shall begin with the date on which the Employee first performs an Hour of Service. The participation computation period beginning after a 1-Year Break in Service shall be measured from the date on which an Employee again performs an Hour of Service. The participation computation period shall shift to the Plan Year which includes the anniversary of the date on which the Employee first performed an Hour of Service. An Employee who is credited with the required Hours of Service in both the initial computation period (or the computation period beginning after a 1-Year Break in Service) and the Plan Year which includes the anniversary of the date on which the Employee first performed an Hour of Service, shall be credited with two (2) Years of Service for purposes of eligibility to participate. The computation period shall be the Plan Year if not otherwise set forth herein. For vesting purposes, the computation period shall be the Plan Year.

        Years of Service and 1-Year Breaks in Service for eligibility purposes will be measured on the same eligibility computation period. Years of Service and 1-Year Breaks in Service for vesting purposes will be measured on the same vesting computation period. Notwithstanding the foregoing, for any short Plan Year, the determination of whether an Employee has completed a Year of Service shall be made in accordance with Department of Labor regulation 2530.203-2(c). However, in determining whether an Employee has completed a Year of Service for benefit accrual purposes in the short Plan Year, the number of the Hours of Service required shall be proportionately reduced based on the number of full months in the short Plan Year. Years of Service with any Affiliated Employer (and any other entity that has sold one or more operating locations to an Affiliated Employer) shall be recognized for all purposes under the Plan.

ARTICLE II
ADMINISTRATION

2.1
POWERS AND RESPONSIBILITIES OF THE EMPLOYER

          (a)   In addition to the general powers and responsibilities otherwise provided for in this Plan, the Employer shall be empowered to appoint and remove the Trustee and the Administrator from time to time as it deems necessary for the proper administration of the Plan to ensure that the Plan is being operated for the exclusive benefit of the Participants and their Beneficiaries in accordance with the terms of the Plan, the Code, and the Act. The Employer may appoint counsel, specialists, advisers, agents (including any nonfiduciary agent) and other persons as the Employer deems necessary or desirable in connection with the exercise of its fiduciary duties under this Plan. The Employer may compensate such agents or advisers from the assets of the Plan as fiduciary expenses (but not including any business (settlor) expenses of the Employer), to the extent not paid by the Employer.

          (b)   The Employer may, by written agreement or designation, appoint at its option an Investment Manager (qualified under the Investment Company Act of 1940 as amended), investment adviser, or other agent to provide direction to the Trustee with respect to any or all of the Plan assets. Such appointment shall be given by the Employer in writing in a form acceptable to the Trustee and shall specifically identify the Plan assets with respect to which the Investment Manager or other agent shall have authority to direct the investment.

          (c)   The Employer shall establish a "funding policy and method," i.e., it shall determine whether the Plan has a short run need for liquidity (e.g., to pay benefits) or whether liquidity is a long run goal and investment growth (and stability of same) is a more current need, or shall appoint a qualified person to do so. The Employer or its delegate shall communicate such needs and goals to the Trustee, who shall coordinate such Plan needs with its investment policy. The communication of such a "funding policy and method" shall not, however, constitute a directive to the Trustee as to the investment of the Trust Funds. Such "funding policy and method" shall be consistent with the objectives of this Plan and with the requirements of Title I of the Act.

          (d)   The Employer shall periodically review the performance of any Fiduciary or other person to whom duties have been delegated or allocated by it under the provisions of this Plan or pursuant to procedures established hereunder. This requirement may be satisfied by formal periodic review by the Employer or by a qualified person specifically designated by the Employer, through day-to-day conduct and evaluation, or through other appropriate ways.

2.2
DESIGNATION OF ADMINISTRATIVE AUTHORITY

        The Employer shall appoint one or more Administrators. The initial Administrator shall be the Retirement Committee of the Employer. Any person, including, but not limited to, the Employees of the Employer, shall be eligible to serve as an Administrator. Any person so appointed shall signify acceptance by filing written acceptance with the Employer. An Administrator may resign by delivering a written resignation to the Employer or be removed by the Employer by delivery of written notice of removal, to take effect at a date specified therein, or upon delivery to the Administrator if no date is specified. The Employer, upon the resignation or removal of an Administrator, shall promptly designate a successor to this position. If the Employer does not appoint an Administrator, the Employer will function as the Administrator.

2.3
ALLOCATION AND DELEGATION OF RESPONSIBILITIES

        If more than one person is appointed as Administrator, the responsibilities of each Administrator may be specified by the Employer and accepted in writing by each Administrator. In the event that no such delegation is made by the Employer, the Administrators may allocate the responsibilities among themselves, in which event the Administrators shall notify the Employer and the Trustee in writing of such action and specify the responsibilities of each Administrator. The Trustee thereafter shall accept and rely upon any documents executed by the appropriate Administrator until such time as the Employer or the Administrators file with the Trustee a written revocation of such designation.

2.4
POWERS AND DUTIES OF THE ADMINISTRATOR

        The primary responsibility of the Administrator is to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan. The Administrator shall administer the Plan in accordance with its terms and shall have the power and discretion to construe the terms of the Plan and to determine all questions arising in connection with the administration, interpretation, and application of the Plan. Any such determination by the Administrator shall be conclusive and binding upon all persons. The Administrator may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan; provided, however, that any procedure, discretionary act, interpretation or construction shall be done in a nondiscriminatory manner based upon uniform principles consistently applied and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of Code Section 401(a), and shall comply with the terms of the Act and all regulations issued pursuant thereto. The Administrator shall have all powers necessary or appropriate to accomplish the Administrator's duties under the Plan.

        The Administrator shall be charged with the duties of the general administration of the Plan as set forth under the terms of the Plan, including, but not limited to, the following:

          (a)   the discretion to determine all questions relating to the eligibility of Employees to participate or remain a Participant hereunder and to receive benefits under the Plan;

          (b)   to compute, certify, and direct the Trustee with respect to the amount and the kind of benefits to which any Participant shall be entitled hereunder;

          (c)   to authorize and direct the Trustee with respect to all discretionary or otherwise directed disbursements from the Trust;

          (d)   to maintain all necessary records for the administration of the Plan;

          (e)   to interpret the provisions of the Plan and to make and publish such rules for regulation of the Plan as are consistent with the terms hereof;

          (f)    to determine the size and type of any Contract to be purchased from any insurer and to designate the insurer from which such Contract shall be purchased;

          (g)   to compute and certify to the Employer and to the Trustee from time to time the sums of money necessary or desirable to be contributed to the Plan;

          (h)   to consult with the Employer and the Trustee regarding the short and long-term liquidity needs of the Plan in order that the Trustee can exercise any investment discretion in a manner designed to accomplish specific objectives;

          (i)    to prepare and implement a procedure for notifying Participants and Beneficiaries of their rights to elect joint and survivor annuities as required by the Act and regulations thereunder;

          (j)    to prepare and implement a procedure to notify Eligible Employees that they may elect to have a portion of their Compensation deferred or paid to them in cash;

          (k)   to act as the named Fiduciary responsible for communications with Participants as needed to maintain Plan compliance with Act Section 404(c), including, but not limited to, the receipt and transmitting of Participant's directions as to the investment of their account(s) under the Plan and the formulation of policies, rules, and procedures pursuant to which Participants may give investment instructions with respect to the investment of their accounts;

          (l)    to determine the validity of, and take appropriate action with respect to, any qualified domestic relations order received by it; and

          (m)  to assist any Participant regarding the Participant's rights, benefits, or elections available under the Plan.

2.5
RECORDS AND REPORTS

        The Administrator shall keep a record of all actions taken and shall keep all other books of account, records, policies, and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, Beneficiaries and others as required by law.

2.6
APPOINTMENT OF ADVISERS

        The Administrator, or the Trustee with the consent of the Administrator, may appoint counsel, specialists, advisers, agents (including nonfiduciary agents) and other persons as the Administrator or the Trustee deems necessary or desirable in connection with the administration of this Plan, including but not limited to agents and advisers to assist with the administration and management of the Plan, and thereby to provide, among such other duties as the Administrator may appoint, assistance with maintaining Plan records and the providing of investment information to the Plan's investment fiduciaries and to Plan Participants.

2.7
INFORMATION FROM EMPLOYER

        The Employer shall supply full and timely information to the Administrator on all pertinent facts as the Administrator may require in order to perform its function hereunder and the Administrator shall advise the Trustee of such of the foregoing facts as may be pertinent to the Trustee's duties under the Plan. The Administrator may rely upon such information as is supplied by the Employer and shall have no duty or responsibility to verify such information.

2.8
PAYMENT OF EXPENSES

        All expenses of administration may be paid out of the Trust Fund unless paid by the Employer. Such expenses shall include any expenses incident to the functioning of the Administrator, or any person or persons retained or appointed by any Named Fiduciary incident to the exercise of their duties under the Plan, including, but not limited to, fees of accountants, counsel, Investment Managers, agents (including nonfiduciary agents) appointed for the purpose of assisting the Administrator or the Trustee in carrying out the instructions of Participants as to the directed investment of their accounts and other specialists and their agents, the costs of any bonds required pursuant to Act Section 412, and other costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Trust Fund.

2.9
MAJORITY ACTIONS

        Except where there has been an allocation and delegation of administrative authority pursuant to Section 2.3, if there is more than one Administrator, then they shall act by a majority of their number, but may authorize one or more of them to sign all papers on their behalf.

2.10
CLAIMS PROCEDURE

        Claims for benefits under the Plan may be filed in writing with the Administrator. Written notice of the disposition of a claim shall be furnished to the claimant within ninety (90) days after the application is filed, or such period as is required by applicable law or Department of Labor regulation. In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan shall be cited, and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided. In addition, the claimant shall be furnished with an explanation of the Plan's claims review procedure.

2.11
CLAIMS REVIEW PROCEDURE

        Any Employee, former Employee, or Beneficiary of either, who has been denied a benefit by a decision of the Administrator pursuant to Section 2.10 shall be entitled to request the Administrator to give further consideration to a claim by filing with the Administrator a written request for a hearing. Such request, together with a written statement of the reasons why the claimant believes the claim should be allowed, shall be filed with the Administrator no later than sixty (60) days after receipt of the written notification provided for in Section 2.10. The Administrator shall then conduct a hearing within the next sixty (60) days, at which the claimant may be represented by an attorney or any other representative of such claimant's choosing and expense and at which the claimant shall have an opportunity to submit written and oral evidence and arguments in support of the claim. At the hearing (or prior thereto upon five (5) business days written notice to the Administrator) the claimant or the claimant's representative shall have an opportunity to review all documents in the possession of the Administrator which are pertinent to the claim at issue and its disallowance. Either the claimant or the Administrator may cause a court reporter to attend the hearing and record the proceedings. In such event, a complete written transcript of the proceedings shall be furnished to both parties by the court reporter. The full expense of any such court reporter and such transcripts shall be borne by the party causing the court reporter to attend the hearing. A final decision as to the allowance of the claim shall be made by the Administrator within sixty (60) days of receipt of the appeal (unless there has been an extension of sixty (60) days due to special circumstances, provided the delay and the special circumstances occasioning it are communicated to the claimant within the sixty (60) day period). Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

ARTICLE III
ELIGIBILITY

3.1
CONDITIONS OF ELIGIBILITY

          (a)   Each Eligible Employee who has completed six (6) Months of Service and has attained age 21 shall be eligible to participate hereunder as of the date he has satisfied such requirements. For purposes of this Section, an Eligible Employee will be deemed to have completed six (6) Months of Service if he has been in the continuous employ of the Employer as of the date six (6) months after his employment commencement date. For purposes of this Section, "employment commencement date" shall be the first day that an Eligible Employee is entitled to be credited with an Hour of Service for the performance of duty; for any Eligible Employee who terminates his initial employment prior to satisfaction of this six (6) Months of Service requirement, and becomes reemployed by the Employer, his "employment commencement date" shall be the date of such reemployment.

          (b)   Notwithstanding the foregoing, any Employee who was a Participant in the Plan prior to the effective date of this amendment and restatement shall continue to participate in the Plan. The Employer shall give each prospective Eligible Employee written notice of his eligibility to participate in the Plan as soon as practicable after the Eligible Employee has satisfied the eligibility requirements of this Section 3.1.

3.2
EFFECTIVE DATE OF PARTICIPATION

          (a)   An Eligible Employee shall become a Participant effective as of the earlier of the first day of the next calendar quarter of the Plan Year following the date such Employee met the eligibility requirements of Section 3.1, provided said Employee was still employed as of such date (or if not employed on such date, as of the date of rehire if a 1-Year Break in Service has not occurred or, if later, the date that the Employee would have otherwise entered the Plan had the Employee not terminated employment).

          (b)   If an Eligible Employee satisfies the Plan's eligibility requirement conditions by reason of recognition of service with a predecessor employer, such Employee will become a Participant as of the day the Plan credits service with a predecessor employer or, if later, the date the Employee would have otherwise entered the Plan had the service with the predecessor employer been service with the Employer.

3.3
DETERMINATION OF ELIGIBILITY

        The Administrator shall determine the eligibility of each Employee for participation in the Plan based upon information furnished by the Employer. Such determination shall be conclusive and binding upon all persons, as long as the same is made pursuant to the Plan and the Act. Such determination shall be subject to review pursuant to Section 2.11.

3.4
TERMINATION OF ELIGIBILITY

          (a)   In the event a Participant shall go from a classification of an Eligible Employee to an ineligible Employee, such Former Participant shall continue to vest in the Plan for each Year of Service completed while a noneligible Employee, until such time as the Participant's Account is forfeited or distributed pursuant to the terms of the Plan. Additionally, the Former Participant's interest in the Plan shall continue to share in the earnings of the Trust Fund.

          (b)   In the event a Participant is no longer a member of an eligible class of Employees and becomes ineligible to participate but has not incurred a 1-Year Break in Service, such Employee will participate immediately upon returning to an eligible class of Employees. If such Participant incurs a 1-Year Break in Service, eligibility will be determined under the break in service rules of the Plan.

3.5
OMISSION OF ELIGIBLE EMPLOYEE

        If, in any Plan Year, any Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by the Employer for the year has been made and allocated, then the Employer shall make a subsequent contribution, if necessary after the application of Section 4.4(c), so that the omitted Employee receives a total amount which the Employee would have received (including both Employer contributions and earnings thereon) had the Employee not been omitted. Such contribution shall be made regardless of whether it is deductible in whole or in part in any taxable year under applicable provisions of the Code.

3.6
INCLUSION OF INELIGIBLE EMPLOYEE

        If, in any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such inclusion is not made until after a contribution for the year has been made and allocated, the Employer shall be entitled to recover the contribution made with respect to the ineligible person provided the error is discovered within twelve (12) months of the date on which it was made. Otherwise, the amount contributed with respect to the ineligible person shall constitute a Forfeiture for the Plan Year in which the discovery is made. Notwithstanding the foregoing, any Deferred Compensation made by an ineligible person shall be distributed to the person (along with any earnings attributable to such Deferred Compensation).

3.7
REHIRED EMPLOYEES

        If any Participant becomes a Former Participant due to severance from employment with the Employer and is reemployed by the Employer, the Former Participant shall become a Participant as of the next calendar quarter following the reemployment date.

3.8
ELECTION NOT TO PARTICIPATE

        An Employee, for Plan Years beginning on or after the later of the adoption date or effective date of this amendment and restatement, may, subject to the approval of the Employer, elect voluntarily not to participate in the Plan. The election not to participate must be irrevocable and communicated to the Employer, in writing, within a reasonable period of time before the beginning of the Plan Year.

ARTICLE IV
CONTRIBUTION AND ALLOCATION

4.1
FORMULA FOR DETERMINING EMPLOYER CONTRIBUTION

        For each Plan Year, the Employer shall contribute to the Plan, except as otherwise provided:

          (a)   The amount of the total salary reduction elections of all Participants made pursuant to Section 4.2(a), which amount shall be deemed an Employer Elective Contribution.

          (b)   On behalf of each Participant who is eligible to share in matching contributions for the Plan Year, a discretionary matching contribution that is a percentage of such Participant's Elective Contribution for such Plan Year that does not exceed 6% of the Participant's Compensation for the Plan Year. The Employer may allocate in its sole discretion and in a nondiscriminatory manner a different matching contribution for the Plan Year to Participants at each of its different facilities, as set forth in Exhibit B, as may be amended from time to time by the Administrator.

          (c)   On behalf of each Non-Highly Compensated Participant who is eligible to share in the Qualified Non-Elective Contribution for the Plan Year, a discretionary Qualified Non-Elective Contribution equal to a uniform percentage of each eligible individual's Compensation, the exact percentage, if any, to be determined each year by the Employer. Any Employer Qualified Non-Elective Contribution shall be deemed an Employer Elective Contribution.

          (d)   On behalf of each Non-Highly Compensated Participant who is eligible to share in the Qualified Matching Contribution for the Plan Year, a discretionary Qualified Matching Contribution equal to a uniform percentage of each eligible individual's Compensation, the exact percentage, if any, to be determined each year by the Employer. Any Employer Qualified Matching Contribution shall be deemed an Employer Elective Contribution.

          (e)   A discretionary amount on behalf of each of the following groups of Participants, which amount, if any, shall be deemed an Employer Non-Elective Contribution. The Employer shall provide the Administrator with written notification of the amount of the contribution to be allocated to each group. The account or any sub-account created for such Employer Non-Elective Contribution shall include (i) any discretionary contribution previously made as an Employer Non-Elective Contribution based on an amount equal to one percent (1%) of the first $12,000 of the Compensation of each Participant eligible to share in such contribution; (ii) any profit sharing contributions made to the CHS Berwick Hospital Corporation Supplemental Profit Sharing Plan with respect to Participants that has been merged with and into this Plan; and (iii) the amounts attributable to employer contributions and matching contributions under the Plateau Medical Center, Inc. Retirement Savings Plan that were transferred to and accepted by the Plan; and (iv) any other fully vested employer accounts transferred to and accepted by the Plan.

          (f)    Additionally, to the extent necessary, the Employer shall contribute to the Plan the amount necessary to provide the top heavy minimum contribution. Other than on those occasions when the Employer chooses to contribute any required Employer Matching Contributions to the Trust in the form of shares of Common Stock, unless otherwise agreed to by the Trustee, all contributions to said Trust shall be made only in cash or in such property as is acceptable to the Trustee. All contributions may be made in one or more installments.

          (g)   The Employer shall make special contributions to the Plan as set forth in Exhibit C, as may be amended from time to time by the Administrator.

4.2
PARTICIPANT'S SALARY REDUCTION ELECTION

          (a)   Each Participant may elect to defer Compensation which would have been received in the Plan Year, but for the deferral election, by 1% up to 15%. A deferral election (or modification of an earlier election) may not be made with respect to Compensation that is currently available on or before the date the Participant executed such election. For purposes of this Section, Compensation shall be determined prior to any reductions made pursuant to Code Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions. The amount by which Compensation is reduced shall be that Participant's Deferred Compensation and be treated as an Employer Elective Contribution and allocated to that Participant's Elective Account.

          (b)   The balance in each Participant's Elective Account, Qualified Matching Contribution Account, and Qualified Non-Elective Contribution Account shall be fully Vested at all times and, except as otherwise provided herein, shall not be subject to Forfeiture for any reason.

          (c)   Notwithstanding anything in the Plan to the contrary, amounts held in the Participant's Elective Account, Qualified Matching Contribution Account, and Qualified Non-Elective Contribution Account may not be distributable earlier than:

            (1)   a Participant's separation from employment, Total and Permanent Disability, or death;

            (2)   a Participant's attainment of age 59 1/2;

            (3)   the termination of the Plan without the existence at the time of Plan termination of another defined contribution plan or the establishment of a successor defined contribution plan by the Employer or an Affiliated Employer within the period ending twelve months after distribution of all assets from the Plan maintained by the Employer. For this purpose, a defined contribution plan does not include an employee stock ownership plan (as defined in Code Section 4975(e)(7) or 409), a simplified employee pension plan (as defined in Code Section 408(k)), or a simple individual retirement account plan (as defined in Code Section 408(p));

            (4)   the date of disposition by the Employer to an entity that is not an Affiliated Employer of substantially all of the assets (within the meaning of Code Section 409(d)(2)) used in a trade or business of such corporation if such corporation continues to maintain this Plan after the disposition with respect to a Participant who continues employment with the corporation acquiring such assets; or

            (5)   the date of disposition by the Employer or an Affiliated Employer who maintains the Plan of its interest in a subsidiary (within the meaning of Code Section 409(d)(3)) to an entity that is not an Affiliated Employer but only with respect to a Participant who continues employment with such subsidiary.

            (6)   the proven financial hardship of a Participant, subject to the limitations of Section 6.11.

          (d)   For each Plan Year, a Participant's Deferred Compensation made under this Plan and all other plans, contracts or arrangements of the Employer maintaining this Plan shall not exceed, during any taxable year of the Participant, the limitation imposed by Code Section 402(g), as in effect at the beginning of such taxable year. If such dollar limitation is exceeded, a Participant will be deemed to have notified the Administrator of such excess amount that shall be distributed in a manner consistent with Section 4.2(f). The dollar limitation shall be adjusted annually pursuant to the method provided in Code Section 415(d) in accordance with Regulations.

          (e)   In the event a Participant has received a hardship distribution pursuant to Regulation 1.401(k)-1(d)(2)(iv)(B) from any other plan maintained by the Employer, then such Participant shall not be permitted to elect to have Deferred Compensation contributed to the Plan for a period of twelve (12) months following the receipt of the distribution. Furthermore, the dollar limitation under Code Section 402(g) shall be reduced, with respect to the Participant's taxable year following the taxable year in which the hardship distribution was made, by the amount of such Participant's Deferred Compensation, if any, pursuant to this Plan (and any other plan maintained by the Employer) for the taxable year of the hardship distribution.

          (f)    If a Participant's Deferred Compensation under this Plan together with any elective deferrals (as defined in Regulation 1.402(g)-1(b)) under another qualified cash or deferred arrangement (as described in Code Section 401(k)), a simplified employee pension (as described in Code Section 408(k)(6)), a simple individual retirement account plan (as described in Code Section 408(p)), a salary reduction arrangement (within the meaning of Code Section 3121(a)(5)(D)), a deferred compensation plan under Code Section 457(b), or a trust described in Code Section 501(c)(18) cumulatively exceed the limitation imposed by Code Section 402(g) (as adjusted annually in accordance with the method provided in Code Section 415(d) pursuant to Regulations) for such Participant's taxable year, the Participant may, not later than March 1 following the close of the Participant's taxable year, notify the Administrator in writing of such excess and request that the Participant's Deferred Compensation under this Plan be reduced by an amount specified by the Participant. In such event, the Administrator may direct the Trustee to distribute such excess amount (and any Income allocable to such excess amount) to the Participant not later than the first April 15th following the close of the Participant's taxable year. Any distribution of less than the entire amount of Excess Deferred Compensation and Income shall be treated as a pro rata distribution of Excess Deferred Compensation and Income. The amount distributed shall not exceed the Participant's Deferred Compensation under the Plan for the taxable year (and any Income allocable to such excess amount). Any distribution on or before the last day of the Participant's taxable year must satisfy each of the following conditions:

            (1)   the distribution must be made after the date on which the Plan received the Excess Deferred Compensation;

            (2)   the Participant shall designate the distribution as Excess Deferred Compensation; and

            (3)   the Plan must designate the distribution as a distribution of Excess Deferred Compensation.

          (g)   Notwithstanding Section 4.2(f) above, a Participant's Excess Deferred Compensation shall be reduced, but not below zero, by any distribution of Excess Contributions pursuant to Section 4.6(a) for the Plan Year beginning with or within the taxable year of the Participant.

          (h)   At Normal Retirement Date, or such other date when the Participant shall be entitled to receive benefits, the fair market value of the Participant's Elective Account shall be used to provide additional benefits to the Participant or the Participant's Beneficiary.

          (i)    Employer Elective Contributions made pursuant to this Section may be segregated into a separate account for each Participant in a federally-insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate, or other short-term debt security acceptable to the Trustee until such time as the allocations pursuant to Section 4.4 have been made.

          (j)    The Employer and the Administrator shall implement the salary reduction elections provided for herein in accordance with the following:

            (1)   A Participant must make an initial salary deferral election within a reasonable time, not to exceed thirty (30) days, after entering the Plan pursuant to Section 3.2. If the Participant fails to make an initial salary deferral election within such time, then such Participant may thereafter make an election in accordance with the rules governing modifications. The Participant shall make such an election by entering into a written salary reduction agreement with the Employer and filing such agreement with the Administrator. Such election shall initially be effective beginning with the pay period following the acceptance of the salary reduction agreement by the Administrator, shall not have retroactive effect, and shall remain in force until revoked.

            (2)   A Participant may modify a prior election during the Plan Year and concurrently make a new election by filing a written notice with the Administrator within a reasonable time before the pay period for which such modification is to be effective. However, modifications to a salary deferral election shall only be permitted quarterly during election periods established by the Administrator prior to the first day of each Plan Year quarter or as otherwise determined by the Administrator. Any modification shall not have retroactive effect and shall remain in force until revoked.

            (3)   A Participant may elect to prospectively revoke the Participant's salary reduction agreement in its entirety at any time during the Plan Year by providing the Administrator with advance notice of such revocation (at such time and in such form as determined by the Administrator in its sole discretion). Such revocation shall become effective as of the beginning of the first calendar quarter next following the receipt of notice by the Administrator. Furthermore, the termination of the Participant's employment, or the cessation of participation for any reason, shall be deemed to revoke any salary reduction agreement then in effect, effective immediately following the close of the pay period within which such termination or cessation occurs.

            (4)   Notwithstanding any other provision in this Section, if a Participant incurs a 1-Year Break in Service while still employed by the Employer, such Participant will not be eligible to make deferral elections for future Plan Years until the Participant completes 500 Hours of Service during a Plan Year, at which point the Participant will be eligible to make deferral elections for all succeeding Plan Years in accordance with the other provisions of the Plan.

4.3
TIME OF PAYMENT OF EMPLOYER CONTRIBUTIONThe Employer may make its contribution to the Plan for a particular Plan Year at such time as the Employer, in its sole discretion, determines. If the Employer makes a contribution for a particular Plan Year after the close of that Plan Year, the Employer will designate to the Trustee the Plan Year for which the Employer is making its contribution. However, Elective Contributions accumulated through payroll deductions shall be paid to the Trustee as of the earliest date on which such contributions can reasonably be segregated from the Employer's general assets, but in any event within ninety, (90) days from the date on which such amounts would otherwise have been payable to the Participant in cash. The provisions of Department of Labor regulations 2510.3-102 are incorporated herein by reference. Furthermore, any additional Employer contributions which are allocable to the Participant's Elective Account for a Plan Year shall be paid to the Plan no later than the twelve-month period immediately following the close of such Plan Year.

4.4
ALLOCATION OF CONTRIBUTION, FORFEITURES AND EARNINGS

          (a)   The Administrator shall establish and maintain an account in the name of each Participant to which the Administrator shall credit as of each Anniversary Date, or other Valuation Date, all amounts allocated to each such Participant as set forth herein.

          (b)   The Employer shall provide the Administrator with all information required by the Administrator to make a proper allocation of the Employer contributions for each Plan Year. Within a reasonable period of time after the date of receipt by the Administrator of such information, the Administrator shall allocate such contribution as follows:

            (1)   With respect to the Employer Elective Contribution made pursuant to Section 4.1(a), to each Participant's Elective Account in an amount equal to each such Participant's Deferred Compensation for the year.

            (2)   With respect to the Employer Matching Contribution made pursuant to Section 4.1(b), except for the Employer Elective Contribution to another plan maintained by the Employer, to each Participant's matching Account in an amount to be determined in accordance with Section 4.1(b). Such Account shall be subject to the applicable vesting schedule. Only Participants who are actively employed at the beginning of the last day of the Plan Year shall be eligible to share in the Employer Matching Contribution for the year. However, if a Participant incurs a 1-Year Break in Service while still employed by the Employer, such Participant will not be eligible to share in any matching contributions for future Plan Years until the Participant completes 500 Hours of Service during a Plan Year, at which point the Participant will be eligible to share in the Employer Matching Contributions for all succeeding Plan Years in accordance with the other provisions of the Plan. Notwithstanding the foregoing, if a Participant terminates employment on or after the Participant's Normal Retirement Date during the final quarter of a Plan Year, such Participant shall be deemed to have been employed at the beginning of the last day of such Plan Year.

            (3)   With respect to the Employer Qualified Non-Elective Contribution made pursuant to Section 4.1(c), to each Participant's Elective Account when used to satisfy the "Actual Deferral Percentage" tests or Participant's Account in accordance with Section 4.1(c). Only Non-Highly Compensated Participants who are actively employed on the last day of the Plan Year shall be eligible to share in the Qualified Non-Elective Contribution for the year.

            (4)   With respect to the Employer Non-Elective Contribution made on behalf of each group of Participants pursuant to Section 4.1(e), to each Participant's Account within a group in the same proportion that each such Participant's Compensation for the year bears to the total Compensation of all Participants within the same group for such year. Only Participants who have completed a Year of Service during the Plan Year shall be eligible to share in the discretionary contribution for the year.

          (c)   On or before each Anniversary Date any amounts that became Forfeitures since the last Anniversary Date may be used to satisfy any contribution that may be required pursuant to Section 3.5 and/or 6.9 or be used to pay any administrative expenses of the Plan. The remaining Forfeitures, if any, shall be used to reduce the contribution of the Employer hereunder for the Plan Year in which such Forfeitures occur.

          (d)   For any Top Heavy Plan Year, Non-Key Employees not otherwise eligible to share in the allocation of contributions as provided above shall receive the minimum allocation provided for in Section 4.4(g) if eligible pursuant to the provisions of Section 4.4(i).

          (e)   As of each Valuation Date, before the current valuation period allocation of Employer contributions, any earnings or losses (net appreciation or net depreciation) of the Trust Fund shall be allocated in the same proportion that each Participant's and Former Participant's nonsegregated accounts bear to the total of all Participants' and Former Participants' nonsegregated accounts as of such date. Earnings or losses with respect to a Participant's Directed Account shall be allocated in accordance with Section 4.12.

          (f)    Participants' accounts shall be debited for any insurance or annuity premiums paid, if any, and credited with any dividends received on insurance contracts.

          (g)   Minimum Allocations Required for Top Heavy Plan Years: Notwithstanding the foregoing, for any Top Heavy Plan Year, the sum of the Employer contributions allocated to the Participant's Combined Account of each Non-Key Employee shall be equal to at least three percent (3%) of such Non-Key Employee's "415 Compensation" (reduced by contributions and forfeitures, if any, allocated to each Non-Key Employee in any defined contribution plan included with this Plan in a Required Aggregation Group). However, if (1) the sum of the Employer contributions allocated to the Participant's Combined Account of each Key Employee for such Top Heavy Plan Year is less than three percent (3%) of each Key Employee's "415 Compensation" and (2) this Plan is not required to be included in an Aggregation Group to enable a defined benefit plan to meet the requirements of Code Section 401(a)(4) or 410, the sum of the Employer contributions allocated to the Participant's Combined Account of each Non-Key Employee shall be equal to the largest percentage allocated to the Participant's Combined Account of any Key Employee. However, in determining whether a Non-Key Employee has received the required minimum allocation, such Non-Key Employee's Deferred Compensation and matching contributions needed to satisfy the "Actual Deferral Percentage" tests pursuant to Section 4.5(a) or the "Actual Contribution Percentage" tests pursuant to Section 4.7(a) shall not be taken into account. However, no such minimum allocation shall be required in this Plan for any Non-Key Employee who participates in another defined contribution plan subject to Code Section 412 included with this Plan in a Required Aggregation Group.

          (h)   For purposes of the minimum allocations set forth above, the percentage allocated to the Participant's Combined Account of any Key Employee shall be equal to the ratio of the sum of the Employer contributions allocated on behalf of such Key Employee divided by the "415 Compensation" for such Key Employee.

          (i)    For any Top Heavy Plan Year, the minimum allocations set forth above shall be allocated to the Participant's Combined Account of all Non-Key Employees who are Participants and who are employed by the Employer on the last day of the Plan Year, including Non-Key Employees who have (1) failed to complete a Year of Service; and (2) declined to make mandatory contributions (if required) or, in the case of a cash or deferred arrangement, elective contributions to the Plan.

          (j)    In lieu of the above, if a Non-Key Employee participates in this Plan and a defined benefit pension plan included in a Required Aggregation Group which is top heavy, a minimum allocation of five percent (5%) of "415 Compensation" shall be provided under this Plan.

          (k)   For the purposes of this Section, "415 Compensation" in excess of $200,000 (or such other amount provided in the Code) shall be disregarded. Such amount shall be adjusted for increases in the cost of living in accordance with Code Section 401(a)(17)(B), except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Plan Year beginning with or within such calendar year. If "415 Compensation" for any prior determination period is taken into account in determining a Participant's minimum benefit for the current Plan Year, the "415 Compensation" for such determination period is subject to the applicable annual "415 Compensation" limit in effect for that prior period. For this purpose, in determining the minimum benefit in Plan Years beginning on or after January 1, 1989, the annual "415 Compensation" limit in effect for determination periods beginning before that date is $200,000 (or such other amount as adjusted for increases in the cost of living in accordance with Code Section 415(d) for determination periods beginning on or after January 1, 1989, and in accordance with Code Section 401(a)(17)(B) for determination periods beginning on or after January 1, 1994). For determination periods beginning prior to January 1, 1989, the $200,000 limit shall apply only for Top Heavy Plan Years and shall not be adjusted. For any short Plan Year the "415 Compensation" limit shall be an amount equal to the "415 Compensation" limit for the calendar year in which the Plan Year begins multiplied by the ratio obtained by dividing the number of full months in the short Plan Year by twelve (12).

          (l)    Notwithstanding anything herein to the contrary, Participants who terminated employment for any reason during the Plan Year shall share in the salary reduction contributions made by the Employer for the year of termination without regard to the Hours of Service credited.

          (m)  Notwithstanding anything in this Section to the contrary, all information necessary to properly reflect a given transaction may not be available until after the date specified herein for processing such transaction, in which case the transaction will be reflected when such information is received and processed. Subject to express limits that may be imposed under the Code, the processing of any contribution, distribution or other transaction may be delayed for any legitimate business reason (including, but not limited to, failure of systems or computer programs, failure of the means of the transmission of data, force majeure, the failure of a service provider to timely receive values or prices, and the correction for errors or omissions or the errors or omissions of any service provider). The processing date of a transaction will be binding for all purposes of the Plan.

          (n)   Notwithstanding anything to the contrary, if this is a Plan that would otherwise fail to meet the requirements of Code Section 410(b)(1) and the Regulations thereunder because Employer contributions would not be allocated to a sufficient number or percentage of Participants for a Plan Year, then the following rules shall apply:

            (1)   The group of Participants eligible to share in the Employer's contribution for the Plan Year shall be expanded to include the minimum number of Participants who would not otherwise be eligible as are necessary to satisfy the applicable test specified above. The specific Participants who shall become eligible under the terms of this paragraph shall be those who have not separated from employment prior to the last day of the Plan Year and have completed the greatest number of Hours of Service in the Plan Year.

            (2)   If after application of paragraph (1) above, the applicable test is still not satisfied, then the group of Participants eligible to share in the Employer's contribution for the Plan Year shall be further expanded to include the minimum number of Participants who have separated from service prior to the last day of the Plan Year as are necessary to satisfy the applicable test. The specific Participants who shall become eligible to share shall be those Participants who have completed the greatest number of Hours of Service in the Plan Year before terminating employment.

            (3)   Nothing in this Section shall permit the reduction of a Participant's accrued benefit. Therefore any amounts that have previously been allocated to Participants may not be reallocated to satisfy these requirements. In such event, the Employer shall make an additional contribution equal to the amount such affected Participants would have received had they been included in the allocations, even if it exceeds the amount which would be deductible under Code Section 404. Any adjustment to the allocations pursuant to this paragraph shall be considered a retroactive amendment adopted by the last day of the Plan Year.

            (4)   Notwithstanding the foregoing, if the portion of the Plan which is not a Code Section 401(k) or 401(m) plan would fail to satisfy Code Section 410(b) if the coverage tests were applied by treating those Participants whose only allocation would otherwise be provided under the top heavy formula as if they were not currently benefiting under the Plan, then, for purposes of this Section 4.4(n), such Participants shall be treated as not benefiting and shall therefore be eligible to be included in the expanded class of Participants who will share in the allocation provided under the Plan's non top heavy formula.

          (o)   Participants who are not actively employed on the last day of the Plan Year due to retirement (normal or late), Total and Permanent Disability, or death shall share in the allocation of contributions for that Plan Year only if otherwise eligible in accordance with this Section.

4.5
ACTUAL DEFERRAL PERCENTAGE TESTS

          (a)   Maximum Annual Allocation: For each Plan Year beginning after December 31, 1996, the annual allocation derived from Employer Elective Contributions to a Highly Compensated Participant's Elective Account shall satisfy one of the following tests:

            (1)   The "Actual Deferral Percentage" for the Highly Compensated Participant group shall not be more than the "Actual Deferral Percentage" of the Non-Highly Compensated Participant group multiplied by 1.25, or

            (2)   The excess of the "Actual Deferral Percentage" for the Highly Compensated Participant group over the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group shall not be more than two percentage points. Additionally, the "Actual Deferral Percentage" for the Highly Compensated Participant group shall not exceed the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group multiplied by 2. The provisions of Code Section 401(k)(3) and Regulation 1.401(k)-1(b) are incorporated herein by reference.

  However, in order to prevent the multiple use of the alternative method described in (2) above and in Code Section 401(m)(9)(A), any Highly Compensated Participant eligible to make elective deferrals pursuant to Section 4.2 and to make Employee contributions or to receive matching contributions under this Plan or under any other plan maintained by the Employer or an Affiliated Employer shall have a combination of such Participant's Elective Contributions and Employer matching contributions reduced pursuant to Section 4.6(a) and Regulation 1.401(m)-2, the provisions of which are incorporated herein by reference.

          (b)   For the purposes of this Section, "Actual Deferral Percentage" means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group for a Plan Year, the average of the ratios, calculated separately for each Participant in such group, of the amount of Employer Elective Contributions allocated to each Participant's Elective Account for such Plan Year to such Participant's "414(s) Compensation" for such Plan Year. The actual deferral ratio for each Participant and the "Actual Deferral Percentage" for each group shall be calculated to the nearest one-hundredth of one percent. Employer Elective Contributions allocated to each Non-Highly Compensated Participant's Elective Account shall be reduced by Excess Deferred Compensation to the extent such excess amounts are made under this Plan or any other plan maintained by the Employer.

          (c)   For the purposes of Sections 4.5(a) and 4.6, a Highly Compensated Participant and a Non-Highly Compensated Participant shall include any Employee eligible to make a deferral election pursuant to Section 4.2, whether or not such deferral election was made or suspended pursuant to Section 4.2.

          (d)   For the purposes of this Section and Code Sections 401(a)(4), 410(b), and 401(k), if two or more plans that include cash or deferred arrangements are considered one plan for the purposes of Code Section 401(a)(4) or 410(b) (other than Code Section 410(b)(2)(A)(ii)), the cash or deferred arrangements included in such plans shall be treated as one arrangement. In addition, two or more cash or deferred arrangements may be considered as a single arrangement for purposes of determining whether or not such arrangements satisfy Code Sections 401(a)(4), 410(b) and 401(k). In such a case, the cash or deferred arrangements included in such plans and the plans including such arrangements shall be treated as one arrangement and as one plan for purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(k). Any adjustment to the Non-Highly Compensated Participant actual deferral ratio for the prior year shall be made in accordance with Internal Revenue Service Notice 98-1 and any superseding guidance. Plans may be aggregated under this paragraph (d) only if they have the same plan year. Notwithstanding the above, for Plan Years beginning after December 31, 1996, if two or more plans which include cash or deferred arrangements are permissively aggregated under Regulation 1.410(b)-7(d), all plans permissively aggregated must use either the current year testing method or the prior year testing method for the testing year. Notwithstanding the above, an employee stock ownership plan described in Code Section 4975(e)(7) or 409 may not be combined with this Plan for purposes of determining whether the employee stock ownership plan or this Plan satisfies this Section and Code Sections 401(a)(4), 410(b) and 401(k).

          (e)   For the purposes of this Section, if a Highly Compensated Participant is a Participant under two or more cash or deferred arrangements (other than a cash or deferred arrangement which is part of an employee stock ownership plan as defined in Code Section 4975(e)(7) or 409) of the Employer or an Affiliated Employer, all such cash or deferred arrangements shall be treated as one cash or deferred arrangement for the purpose of determining the actual deferral ratio with respect to such Highly Compensated Participant. However, if the cash or deferred arrangements have different plan years, this paragraph shall be applied by treating all cash or deferred arrangements ending with or within the same calendar year as a single arrangement.

          (f)    For the purpose of this Section, for Plan Years beginning after December 31, 1996, when calculating the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group, the current year testing method shall be used. For Plan Years beginning after December 31, 2001, when calculating the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group, the prior year testing method shall be used. The election of the prior year testing method is made pursuant to Internal Revenue Service Notice 98-1, Section VII (or superseding guidance), the provisions of which are incorporated herein by reference.

          (g)   Notwithstanding anything in this Section to the contrary, the provisions of this Section and Section 4.6 may be applied separately (or will be applied separately to the extent required by Regulations) to each plan within the meaning of Regulation 1.401(k)-1(g)(11). Furthermore, for Plan Years beginning after December 31, 1998, the provisions of Code Section 401(k)(3)(F) may be used to exclude from consideration all Non-Highly Compensated Employees who have not satisfied the minimum age and service requirements of Code Section 410(a)(1)(A).

4.6
ADJUSTMENT TO ACTUAL DEFERRAL PERCENTAGE TESTSIn the event (or if it is anticipated) that the initial allocations of the Employer Elective Contributions made pursuant to Section 4.4 do (or might) not satisfy one of the tests set forth in Section 4.5(a) for Plan Years beginning after December 31, 1996, the Administrator shall adjust Excess Contributions pursuant to the options set forth below:

          (a)   On or before the fifteenth day of the third month following the end of each Plan Year, but in no event later than the close of the following Plan Year, the Highly Compensated Participant having the largest dollar amount of Elective Contributions shall have a portion of such Participant's Elective Contributions distributed until the total amount of Excess Contributions has been distributed or until the amount of such Participant's Elective Contributions equals the Elective Contributions of the Highly Compensated Participant having the second largest dollar amount of Elective Contributions. This process shall continue until the total amount of Excess Contributions has been distributed. In determining the amount of Excess Contributions to be distributed with respect to an affected Highly Compensated Participant as determined herein, such amount shall be reduced pursuant to Section 4.2(f) by any Excess Deferred Compensation

  previously distributed to such affected Highly Compensated Participant for such Participant's taxable year ending with or within such Plan Year.

            (1)   With respect to the distribution of Excess Contributions pursuant to (a) above, such distribution:

              (i)    may be postponed but not later than the close of the Plan Year following the Plan Year to which they are allocable;

              (ii)   shall be adjusted for Income; and

              (iii)  shall be designated by the Employer as a distribution of Excess Contributions (and Income).

            (2)   Any distribution of less than the entire amount of Excess Contributions shall be treated as a pro rata distribution of Excess Contributions and Income.

          (b)   Notwithstanding the above, within twelve (12) months after the end of the Plan Year, the Employer may make a special Qualified Non-Elective Contribution or Qualified Matching Contribution in accordance with one of the following provisions which contribution shall be allocated to the Participant's Elective Account of each Non-Highly Compensated Participant eligible to share in the allocation in accordance with such provision. The Employer shall provide the Administrator with written notification of the amount of the contribution being made and for which provision it is being made pursuant to:

            (1)   A special Qualified Non-Elective Contribution or Qualified Matching Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.5(a). Such contribution shall be allocated in the same proportion that each Non-Highly Compensated Participant's 414(s) Compensated for the year (or prior year if the prior year testing method is being used) bears to the total 414(s) Compensation of all Non-Highly Compensated Participants for such year.

            (2)   A special Qualified Non-Elective Contribution or Qualified Matching Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.5(a). Such contribution shall be allocated in the same proportion that each Non-Highly Compensated Participant electing salary reductions pursuant to Section 4.2 in the same proportion that each such Non-Highly Compensated Participant's Deferred Compensation for the year (or at the end of the prior Plan Year if the prior year testing method is being used) bears to the total Deferred Compensation of all such Non-Highly Compensated Participants for such year.

            (3)   A special Qualified Non-Elective Contribution or Qualified Matching Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.5(a). Such contribution shall be allocated in equal amounts (per capita).

            (4)   A special Qualified Non-Elective Contribution or Qualified Matching Contribution may be made on behalf of Non-Highly Compensated Participants electing salary reductions pursuant to Section 4.2 in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.5(a). Such contribution shall be allocated for the year (or at the end of the prior Plan Year if the prior year testing method is used) to each Non-Highly Compensated Participant electing salary reductions pursuant to Section 4.2 in equal amounts (per capita).

            (5)   A special Qualified Non-Elective Contribution or Qualified Matching Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.5(a). Such contribution shall be allocated to the Non-Highly Compensated Participant having the lowest 414(s) Compensation, until one of the tests set forth in Section 4.5(a) is satisfied (or is anticipated to be satisfied), or until such Non-Highly Compensated Participant has received the maximum "annual addition" pursuant to Section 4.9. This process shall continue until one of the tests set forth in Section 4.5(a) is satisfied (or is anticipated to be satisfied).

          Notwithstanding the above, at the Employer's discretion, Non-Highly Compensated Participants who are not employed at the end of the Plan Year (or at the end of the prior Plan

  Year if the prior year testing method is being used) shall not be eligible to receive a special Qualified Non-Elective Contribution or Qualified Matching Contribution and shall be disregarded.

          Notwithstanding the above, if the testing method changes from the current year testing method to the prior year testing method, then for purposes of preventing the double counting of Qualified Non-Elective Contributions or Qualified Matching Contribution for the first testing year for which the change is effective, any special Qualified Non-Elective Contribution or Qualified Matching Contribution on behalf of Non-Highly Compensated Participants used to satisfy the "Actual Deferral Percentage" or "Actual Contribution Percentage" test under the current year testing method for the prior year testing year shall be disregarded.

          (c)   If during a Plan Year, it is projected that the aggregate amount of Elective Contributions to be allocated to all Highly Compensated Participants under this Plan would cause the Plan to fail the tests set forth in Section 4.5(a), then the Administrator may automatically reduce the deferral amount of affected Highly Compensated Participants, beginning with the Highly Compensated Participant who has the highest deferral ratio until it is anticipated the Plan will pass the tests or until the actual deferral ratio equals the actual deferral ratio of the Highly Compensated Participant having the next highest actual deferral ratio. This process may continue until it is anticipated that the Plan will satisfy one of the tests set forth in Section 4.5(a). Alternatively, the Employer may specify a maximum percentage of Compensation that may be deferred.

          (d)   Any Excess Contributions (and Income) that are distributed on or after 2 1/2 months after the end of the Plan Year shall be subject to the ten percent (10%) Employer excise tax imposed by Code Section 4979.

4.7
ACTUAL CONTRIBUTION PERCENTAGE TESTS

          (a)   The "Actual Contribution Percentage" for Plan Years beginning after December 31, 1996, for the Highly Compensated Participant group shall not exceed the greater of:

            (1)   125 percent of such percentage for the Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group); or

            (2)   the lesser of 200 percent of such percentage for the Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group), or such percentage for the Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group) plus 2 percentage points. However, to prevent the multiple use of the alternative method described in this paragraph and Code Section 401(m)(9)(A), any Highly Compensated Participant eligible to make elective deferrals pursuant to Section 4.2 or any other cash or deferred arrangement maintained by the Employer or an Affiliated Employer and to make Employee contributions or to receive matching contributions under this Plan or under any plan maintained by the Employer or an Affiliated Employer shall have a combination of Elective Contributions and Employer matching contributions reduced pursuant to Regulation 1.401(m)-2 and Section 4.8(a). The provisions of Code Section 401(m) and Regulations 1.401(m)-1(b) and 1.401(m)-2 are incorporated herein by reference.

          (b)   For the purposes of this Section and Section 4.8, "Actual Contribution Percentage" for a Plan Year means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the "Actual Contribution Percentage" for the Non-Highly Compensated

  Participant group), the average of the ratios (calculated separately for each Participant in each group and rounded to the nearest one-hundredth of one percent) of:

            (1)   the sum of Employer Matching Contributions made pursuant to Section 4.1(b); to

            (2)   the Participant's "414(s) Compensation" for such Plan Year.

          Notwithstanding the above, if the prior year testing method is used to calculate the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group for the first Plan Year of this amendment and restatement, for purposes of Section 4.7(a), the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group for the preceding Plan Year shall be determined pursuant to the provisions of the Plan then in effect.

          (c)   For purposes of determining the "Actual Contribution Percentage," only Employer matching contributions contributed to the Plan prior to the end of the succeeding Plan Year shall be considered. In addition, the Administrator may elect to take into account, with respect to Employees eligible to have Employer matching contributions pursuant to Section 4.1(b), nonelective contributions, elective deferrals (as defined in Regulation 1.402(g)-1(b)), and qualified non-elective contributions (as defined in Code Section 401(m)(4)(C)) contributed to any plan maintained by the Employer. Such nonelective contributions, elective deferrals, and qualified non-elective contributions shall be treated as Employer matching contributions subject to Regulation 1.401(m)-1(b)(5), which is incorporated herein by reference. However, the Plan Year must be the same as the plan year of the plan to which the nonelective contributions, elective deferrals, and the qualified non-elective contributions are made.

          (d)   For purposes of this Section and Code Sections 401(a)(4), 410(b), and 401(m), if two or more plans of the Employer to which matching contributions, Employee contributions, or both, are made are treated as one plan for purposes of Code Sections 401(a)(4) or 410(b) (other than the average benefits test under Code Section 410(b)(2)(A)(ii)), such plans shall be treated as one plan. In addition, two or more plans of the Employer to which matching contributions, Employee contributions, or both, are made may be considered as a single plan for purposes of determining whether or not such plans satisfy Code Sections 401(a)(4), 410(b), and 401(m). In such a case, the aggregated plans must satisfy this Section and Code Sections 401(a)(4), 410(b) and 401(m) as though such aggregated plans were a single plan. Any adjustment to the Non-Highly Compensated Participant actual contribution ratio for the prior year shall be made in accordance with Internal Revenue Service Notice 98-1 and any superseding guidance. Plans may be aggregated under this paragraph (d) only if they have the same plan year. Notwithstanding the above, for Plan Years beginning after December 31, 1996, if two or more plans that include cash or deferred arrangements are permissively aggregated under Regulation 1.410(b)-7(d), all plans permissively aggregated must use either the current year testing method or the prior year testing method for the testing year. Notwithstanding the above, an employee stock ownership plan described in Code Section 4975(e)(7) or 409 may not be aggregated with this Plan for purposes of determining whether the employee stock ownership plan or this Plan satisfies this Section and Code Sections 401(a)(4), 410(b) and 401(m).

          (e)   If a Highly Compensated Participant is a Participant under two or more plans (other than an employee stock ownership plan as defined in Code Section 4975(e)(7) or 409) that are maintained by the Employer or an Affiliated Employer to which matching contributions, Employee contributions, or both, are made, all such contributions on behalf of such Highly Compensated Participant shall be aggregated for purposes of determining such Highly Compensated Participant's actual contribution ratio. However, if the plans have different plan years, this paragraph shall be applied by treating all plans ending with or within the same calendar year as a single plan.

          (f)    For purposes of Sections 4.7(a) and 4.8, a Highly Compensated Participant and Non-Highly Compensated Participant shall include any Employee eligible to have Employer matching contributions (whether or not a deferral election was made or suspended) allocated to the Participant's account for the Plan Year. Notwithstanding the above, if the prior year testing method is used to calculate the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group for the first Plan Year of this amendment and restatement, for the purposes of Section 4.7(a), a Non-Highly Compensated Participant shall include any such Employee eligible to have Employer matching contributions (whether or not a deferral election was made or suspended) allocated to the Participant's account for the preceding Plan Year pursuant to the provisions of the Plan then in effect.

          (g)   For the purpose of this Section, for Plan Years beginning after December 31, 1996, when calculating the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group, the year testing method shall be used. Any change from the current year testing method to the prior year testing method shall be made pursuant to Internal Revenue Service Notice 98-1, Section VII (or superseding guidance), the provisions of which are incorporated herein by reference.

          (h)   Notwithstanding anything in this Section to the contrary, the provisions of this Section and Section 4.8 may be applied separately (or will be applied separately to the extent required by Regulations) to each plan within the meaning of Regulation 1.401(k)-1(g)(11). Furthermore, for Plan Years beginning after December 31, 1998, the provisions of Code Section 401(k)(3)(F) may be used to exclude from consideration all Non-Highly Compensated Employees who have not satisfied the minimum age and service requirements of Code Section 410(a)(1)(A).

          (i)    Notwithstanding the above, contributions made pursuant to Section 4.1(b) are intended to comply with this Section 4.7 pursuant to the alternative methods permitted by Code Section 401(m)(11). In any Plan Year in which this Plan satisfies the provisions of Code Section 401(m)(11), the provisions of this Section of the Plan shall not apply.

4.8    ADJUSTMENT TO ACTUAL CONTRIBUTION PERCENTAGE TESTS

          (a)   In the event (or if it is anticipated) that, for Plan Years beginning after December 31, 1996, the "Actual Contribution Percentage" for the Highly Compensated Participant group exceeds (or might exceed) the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group pursuant to Section 4.7(a), the Administrator (on or before the fifteenth day of the third month following the end of the Plan Year, but in no event later than the close of the following Plan Year) shall direct the Trustee to distribute to the Highly Compensated Participant having the largest dollar amount of contributions determined pursuant to Section 4.7(b)(1), the portion of such contributions (and Income allocable to such contributions) until the total amount of Excess Aggregate Contributions has been distributed, or until the Participant's remaining amount equals the amount of contributions determined pursuant to Section 4.7(b)(1) of the Highly Compensated Participant having the second largest dollar amount of contributions. This process shall continue until the total amount of Excess Aggregate Contributions has been distributed.

          (b)   Any distribution of less than the entire amount of Excess Aggregate Contributions (and Income) shall be treated as a pro rata distribution of Excess Aggregate Contributions and Income. Distribution of Excess Aggregate Contributions shall be designated by the Employer as a distribution of Excess Aggregate Contributions (and Income).

          (c)   Excess Aggregate Contributions shall be treated as Employer contributions for purposes of Code Sections 404 and 415 even if distributed from the Plan.

          (d)   The determination of the amount of Excess Aggregate Contributions with respect to any Plan Year shall be made after first determining the Excess Contributions, if any, to be treated as after-tax voluntary Employee contributions due to recharacterization for the plan year of any other qualified cash or deferred arrangement (as defined in Code Section 401(k)) maintained by the Employer that ends with or within the Plan Year or which are treated as after-tax voluntary Employee contributions due to recharacterization pursuant to Section 4.6(a).

          (e)   If during a Plan Year the projected aggregate amount of Employer matching contributions to be allocated to all Highly Compensated Participants under this Plan would, by virtue of the tests set forth in Section 4.7(a), cause the Plan to fail such tests, then the Administrator may automatically reduce proportionately or in the order provided in Section 4.8(a) each affected Highly Compensated Participant's projected share of such contributions by an amount necessary to satisfy one of the tests set forth in Section 4.7(a).

          (f)    Notwithstanding the above, within twelve (12) months after the end of the Plan Year, the Employer may make a special Qualified Non-Elective Contribution in accordance with one of the following provisions which contribution shall be allocated to the Participant's Account of each Non-Highly Compensated eligible to share in the allocation in accordance with such provision. The Employer shall provide the Administrator with written notification of the amount of the contribution being made and for which provision it is being made pursuant to:

            (1)   A special Qualified Non-Elective Contribution or Qualified Matching Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.7. Such contribution shall be allocated in the same proportion that each Non-Highly Compensated Participant's 414(s) Compensation for the year (or prior year if the prior year testing method is being used) bears to the total 414(s) Compensation of all Non-Highly Compensated Participants for such year.

            (2)   A special Qualified Non-Elective Contribution or Qualified Matching Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.7. Such contribution shall be allocated in the same proportion that each Non-Highly Compensated Participant electing salary reductions pursuant to Section 4.2 in the same proportion that each such Non-Highly Compensated Participant's Deferred Compensation for the year (or at the end of the prior Plan Year if the prior year testing method is being used) bears to the total Deferred Compensation of all such Non-Highly Compensated Participants for such year.

            (3)   A special Qualified Non-Elective Contribution or Qualified Matching Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.7. Such contribution shall be allocated in equal amounts (per capita).

            (4)   A special Qualified Non-Elective Contribution or Qualified Matching Contribution may be made on behalf of Non-Highly Compensated Participants electing salary reductions pursuant to Section 4.2 in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.5(a). Such contribution shall be allocated for the year (or at the end of the prior Plan Year if the prior year testing method is used) to each Non-Highly Compensated Participant electing salary reductions pursuant to Section 4.2 in equal amounts (per capita).

            (5)   A special Qualified Non-Elective Contribution or Qualified Matching Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.7. Such contribution shall be allocated to the Non-Highly Compensated Participant having the lowest 414(s) Compensation, until one of the tests set forth in Section 4.7 is satisfied (or is anticipated to be satisfied), or until such Non-Highly Compensated Participant has received the maximum "annual addition" pursuant to Section 4.9. This process shall continue until one of the tests set forth in Section 4.7 is satisfied (or is anticipated to be satisfied).

        Notwithstanding the above, at the Employer's discretion, Non-Highly Compensated Participants who are not employed at the end of the Plan Year (or at the end of the prior Plan Year if the prior year testing method is being used) shall not be eligible to receive a special Qualified Non-Elective Contribution or Qualified Matching Contribution and shall be disregarded.

        Notwithstanding the above, if the testing method changes from the current year testing method to the prior year testing method, then for purposes of preventing the double counting of Qualified Non-Elective Contributions or Qualified Matching Contribution for the first testing year for which the change is effective, any special Qualified Non-Elective Contribution or Qualified Matching Contribution on behalf of Non-Highly Compensated Participants used to satisfy the "Actual Deferral Percentage" or "Actual Contribution Percentage" test under the current year testing method for the prior year testing year shall be disregarded.

          (g)   Any Excess Aggregate Contributions (and Income) that are distributed on or after 2 1/2 months after the end of the Plan Year shall be subject to the ten percent (10%) Employer excise tax imposed by Code Section 4979.

        4.9   MAXIMUM ANNUAL ADDITIONS

          (a)   Notwithstanding the foregoing, for limitation years beginning after December 31, 1994, the maximum annual additions credited to a Participant's accounts for any limitation year shall equal the lesser of: $30,000, adjusted annually as provided in Code Section 415(d), or 25% of the Participant's "415 Compensation" for such limitation year. For limitation years beginning after December 31, 2001, the maximum annual additions credited to a Participant's accounts for any limitation year shall not exceed $40,000, adjusted annually as provided in Code Section 415(d). If the Employer contribution that would otherwise be contributed or allocated to the Participant's accounts would cause the annual additions for the limitation year to exceed the maximum annual additions, the amount contributed or allocated will be reduced so that the annual additions for the limitation year will equal the maximum annual additions and any amount in excess of the maximum annual additions, which would have been allocated to such Participant may be allocated to other Participants. For any short limitation year, the dollar limitations above shall be reduced by a fraction, the numerator of which is the number of full months in the short limitation year and the denominator of which is twelve (12).

          (b)   For purposes of applying the limitations of Code Section 415, annual additions means the sum credited to a Participant's accounts for any limitation year of (1) Employer contributions, (2) Employee contributions, (3) Forfeitures, (4) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code Section 415(l)(2) that is part of a pension or annuity plan maintained by the Employer, and (5) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, that are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit plan (as defined in Code Section 419(e)) maintained by the Employer. Except, however, the "415 Compensation" percentage limitation referred to in paragraph (a)(2) above shall not apply to: (1) any contribution for medical benefits (within the meaning of Code Section 401(h) or 419A(f)(2)) after separation from employment that is otherwise treated as an "annual addition," or (2) any amount otherwise treated as an "annual addition" under Code Section 415(l)(1).

          (c)   For purposes of applying the limitations of Code Section 415, the transfer of funds from one qualified plan to another is not an "annual addition." In addition, the following are not

  Employee contributions for the purposes of Section 4.9(b)(2): (1) rollover contributions (as defined in Code Sections 402(e)(6), 403(a)(4), 403(b)(8), and 408(d)(3)); (2) repayments of loans made to a Participant from the Plan; (3) repayments of distributions received by an Employee pursuant to Code Section 411(a)(7)(B) (cash-outs); (4) repayments of distributions received by an Employee pursuant to Code Section 411(a)(3)(D) (mandatory contributions); and (5) Employee contributions to a simplified employee pension excludable from gross income under Code Section 408(k)(6).

          (d)   For purposes of applying the limitations of Code Section 415, the limitation year shall be the Plan Year.

          (e)   For the purpose of this Section, all qualified defined benefit plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined benefit plan, and all qualified defined contribution plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined contribution plan.

          (f)    For the purpose of this Section, if the Employer is a member of a controlled group of corporations, trades or businesses under common control (as defined by Code Section 1563(a) or Code Section 414(b) and (c) as modified by Code Section 415(h)), is a member of an affiliated service group (as defined by Code Section 414(m)), or is a member of a group of entities required to be aggregated pursuant to Regulations under Code Section 414(o), all Employees of such Employers shall be considered to be employed by a single Employer.

          (g)   For the purpose of this Section, if this Plan is a Code Section 413(c) plan, each Employer who maintains this Plan will be considered to be a separate Employer.

          (h)   (1) If a Participant participates in more than one defined contribution plan maintained by the Employer which have different Anniversary Dates, the maximum annual additions under this Plan shall equal the maximum annual additions for the limitation year minus any annual additions previously credited to such Participant's accounts during the "limitation year."

          (2)   If a Participant participates in both a defined contribution plan subject to Code Section 412 and a defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, annual additions will be credited to the Participant's accounts under the defined contribution plan subject to Code Section 412 prior to crediting annual additions to the Participant's accounts under the defined contribution plan not subject to Code Section 412.

          (3)   If a Participant participates in more than one defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, the maximum annual additions under this Plan shall equal the product of (A) the maximum annual additions for the limitation year minus any annual additions previously credited under subparagraphs (1) or (2) above, multiplied by (B) a fraction (i) the numerator of which is the annual additions which would be credited to such Participant's accounts under this Plan without regard to the limitations of Code Section 415 and (ii) the denominator of which is such annual additions for all plans described in this subparagraph.

              (i)  Notwithstanding anything contained in this Section to the contrary, the limitations, adjustments and other requirements prescribed in this Section shall at all times comply with the provisions of Code Section 415 and the Regulations thereunder.

4.10
ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS

        (a)   If, as a result of a reasonable error in estimating a Participant's Compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of Code Section 402(g)(3)) that may be made with respect to any Participant under the limits of Section 4.9 or other facts and circumstances to which Regulation 1.415-6(b)(6) shall be applicable, the annual additions under this Plan would cause the maximum annual additions to be exceeded for any Participant, the "excess amount" will be disposed of in one of the following manners, as uniformly determined by the Administrator for all Participants similarly situated.

          (1)   Any Deferred Compensation and Employer matching contributions that relate to such Deferred Compensation will be proportionately reduced to the extent they would reduce the "excess amount." The Deferred Compensation (and any gains attributable to such Deferred Compensation) will be distributed to the Participant and the Employer matching contributions (and any gains attributable to such matching contributions) will be used to reduce the Employer contribution in the next limitation year;

          (2)   If, after the application of subparagraph (1) above, an "excess amount" still exists, and the Participant is covered by the Plan at the end of the limitation year, the "excess amount" will be used to reduce the Employer contribution for such Participant in the next limitation year and each succeeding limitation year if necessary;

          (3)   If, after the application of subparagraphs (1) and (2) above, an "excess amount" still exists, and the Participant is not covered by the Plan at the end of the limitation year, the "excess amount" will be held unallocated in a "Section 415 suspense account." The "Section 415 suspense account" will be applied to reduce future Employer contributions for all remaining Participants in the next limitation year and each succeeding limitation year if necessary;

          (4)   If a "Section 415 suspense account" is in existence at any time during the limitation year pursuant to this Section, it will not participate in the allocation of investment gains and losses of the Trust Fund. If a "Section 415 suspense account" is in existence at any time during a particular limitation year, all amounts in the "Section 415 suspense account" must be allocated and reallocated to Participants' accounts before any Employer contributions or any Employee contributions may be made to the Plan for that "limitation year." Except as provided in (1) above, "excess amounts" may not be distributed to Participants or Former Participants.

        (b)   For purposes of this Article, "excess amount" for any Participant for a limitation year shall mean the excess, if any, of (1) the annual additions that would be credited to the Participant's account under the terms of the Plan without regard to the limitations of Code Section 415 over (2) the maximum annual additions determined pursuant to Section 4.9.

        (c)   For purposes of this Section, "Section 415 suspense account" shall mean an unallocated account equal to the sum of "excess amounts" for all Participants in the Plan during the "limitation year."

4.11
ROLLOVERS AND PLAN-TO-PLAN TRANSFERS FROM QUALIFIED PLANS

        (a)   With the consent of the Administrator, amounts may be transferred (within the meaning of Code Section 414(l)) to this Plan from other tax-qualified plans under Code Section 401(a) by Eligible Employees, provided the trust from which such funds are transferred permits the transfer to be made and the transfer will not jeopardize the tax exempt status of the Plan or Trust or create adverse tax consequences for the Employer.

        (b)   Prior to accepting any transfers to which this Section applies, the Administrator may require an opinion of counsel that the amounts to be transferred meet the requirements of this Section. The amounts transferred shall be set up in a separate account herein referred to as a Participant's Rollover Account. Such account shall be fully Vested at all times and shall not be subject to Forfeiture for any reason. Except as permitted by Regulations (including Regulation 1.411(d)-4), amounts attributable to elective contributions (as defined in Regulation 1.401(k)-1(g)(3)), including amounts treated as elective contributions, which are transferred from another qualified plan in a plan-to-plan transfer (other than a direct rollover) shall be subject to the distribution limitations provided for in Regulation 1.401(k)-1(d).

        (c)   With the consent of the Administrator, the Plan may accept a "rollover" by Eligible Employees, provided the "rollover" will not jeopardize the tax exempt status of the Plan or create adverse tax consequences for the Employer. Prior to accepting any "rollovers" to which this Section applies, the Administrator may require the Employee to establish (by providing opinion of counsel or otherwise) that the amounts to be rolled over to this Plan meet the requirements of this Section. The amounts rolled over shall be set up in a separate account herein referred to as a "Participant's Rollover Account." Such account shall be fully Vested at all times and shall not be subject to Forfeiture for any reason. For purposes of this Section, the term "qualified plan" shall mean any tax qualified plan under Code Section 401(a), or, any other plans from which distributions are eligible to be rolled over into this Plan pursuant to the Code. The term "rollover" means: (i) amounts transferred to this Plan directly from another qualified plan; (ii) distributions received by an Employee from other "qualified plans" which are eligible for tax-free rollover to a "qualified plan" and which are transferred by the Employee to this Plan within sixty (60) days following receipt thereof; (iii) amounts transferred to this Plan from a conduit individual retirement account provided that the conduit individual retirement account has no assets other than assets which (A) were previously distributed to the Employee by another "qualified plan," (B) were eligible for tax-free rollover to a "qualified plan" and (C) were deposited in such conduit individual retirement account within sixty (60) days of receipt thereof; (iv) amounts distributed to the Employee from a conduit individual retirement account meeting the requirements of clause (iii) above, and transferred by the Employee to this Plan within sixty (60) days of receipt thereof from such conduit individual retirement account; and (v) any other amounts that are eligible to be rolled over to this Plan pursuant to the Code.

        (d)   Amounts in a Participant's Rollover Account shall be held by the Trustee pursuant to the provisions of this Plan and may not be withdrawn by, or distributed to the Participant, in whole or in part, except as provided in paragraph (d) of this Section. The Trustee shall have no duty or responsibility to inquire as to the propriety of the amount, value or type of assets transferred, nor to conduct any due diligence with respect to such assets; provided, however, that such assets are otherwise eligible to be held by the Trustee under the terms of this Plan.

        (e)   The Administrator, at the election of the Participant, shall direct the Trustee to distribute all or a portion of the amount credited to the Participant's Rollover Account. Any distributions of amounts held in a Participant's Rollover Account shall be made in a manner that is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code Sections 417 and 411(a)(11) and the Regulations thereunder. Furthermore, such amounts shall be considered as part of a Participant's benefit in determining whether an involuntary cash-out of benefits may be made without Participant consent.

        (f)    The Administrator may direct that Employee transfers and rollovers made after a Valuation Date be segregated into a separate account for each Participant until such time as the allocations pursuant to this Plan have been made, at which time they may remain segregated or be invested as part of the general Trust Fund or be directed by the Participant pursuant to Section 4.12.

        (g)   Notwithstanding anything herein to the contrary, a transfer directly to this Plan from another qualified plan (or a transaction having the effect of such a transfer) shall only be permitted if it will not result in the elimination or reduction of any "Section 411(d)(6) protected benefit" as described in Section 8.1.

        (h)   Effective January 1, 1999, an eligible rollover distribution described in Code Section 402(c)(4), which the Participant can elect to roll over to another plan pursuant to Code Section 401(a)(31), excludes hardship withdrawals as defined in Code Section 401(k)(2)(B)(i)(IV) that are attributable to the Participant's elective contributions under Treas. Reg. 1.401(k)-1(d)(2)(ii).

4.12
DIRECTED INVESTMENT ACCOUNT

        (a)   Except for the initial investment of any Employer Matching Contributions made on behalf of a Participant to the Company Stock Fund, investment decisions with respect to all contribution sources shall be made by the Participant. Participants may, subject to a procedure established by the Administrator (the "Participant Direction Procedures") and applied in a uniform nondiscriminatory manner, direct the Trustee, in writing (or in such other form which is acceptable to the Trustee), to invest all of their accounts in specific assets, specific funds, or other investments permitted under the Plan and the Participant Direction Procedures. That portion of the interest of any Participant so directing will thereupon be considered a Participant's Directed Account.

        (b)   As of each Valuation Date, all Participant Directed Accounts shall be charged or credited with the net earnings, gains, losses, and expenses as well as any appreciation or depreciation in the market value using publicly-listed fair market values when available or appropriate as follows:

          (1)   to the extent that the assets in a Participant's Directed Account are accounted for as pooled assets or investments, the allocation of earnings, gains, and losses of each Participant's Directed Account shall be based upon the total amount of funds so invested in a manner proportionate to the Participant's share of such pooled investment; and

          (2)   to the extent that the assets in the Participant's Directed Account are accounted for as segregated assets, the allocation of earnings, gains, and losses from such assets shall be made on a separate and distinct basis.

        (c)   Investment directions will be processed as soon as administratively practicable after proper investment directions are received from the Participant. No guarantee is made by the Plan, Employer, Administrator, or Trustee that investment directions will be processed on a daily basis and no guarantee is made in any respect regarding the processing time of an investment direction. Notwithstanding any other provision of the Plan, the Employer, Administrator or Trustee reserves the right to not value an investment option on any given Valuation Date for any reason deemed appropriate by the Employer, Administrator or Trustee. Furthermore, the processing of any investment transaction may be delayed for any legitimate business reason (including, but not limited to, failure of systems or computer programs, failure of the means of the transmission of data, force majeure, the failure of a service provider to timely receive values or prices, and correction for errors or omissions or the errors or omissions of any service provider). The processing date of a transaction will be binding for all purposes of the Plan and considered the applicable Valuation Date for an investment transaction.

        (d)   The Participant Direction Procedures shall provide an explanation of the circumstances under which Participants and their Beneficiaries may give investment instructions, including, but need not be limited to, the following:

          (1)   the conveyance of instructions by the Participants and their Beneficiaries to invest Participant Directed Accounts in Designated Investments;

          (2)   the name, address and phone number of the Fiduciary (and, if applicable, the person or persons designated by the Fiduciary to act on its behalf) responsible for providing information to the Participant or a Beneficiary upon request relating to the Designated Investments;

          (3)   applicable restrictions on transfers to and from any Designated Investment Alternative;

          (4)   any restrictions on the exercise of voting, tender and similar rights related to a by the Participants or their Beneficiaries;

          (5)   a description of any transaction fees and expenses that affect the balances in Participant Directed Accounts in connection with the purchase or sale of Designated Investments; and

          (6)   general procedures for the dissemination of investment and other information relating to the Designated Investment Alternatives as deemed necessary or appropriate, including but not limited to, a description of the following:

              (i)  the investment vehicles available under the Plan, including specific information regarding any Designated Investment Alternative;

             (ii)  any designated Investment Managers; and

            (iii)  a description of the additional information that may be obtained upon request from the Fiduciary designated to provide such information.

        (e)   With respect to assets in a Participant's Directed Investment Account, the Participant or Beneficiary shall direct the Trustee with regard to any voting, tender and similar rights associated with the ownership of such assets (hereinafter referred to as the "Stock Rights") as follows:

          (1)   each Participant or Beneficiary shall direct the Trustee to vote or otherwise exercise such Stock Rights in accordance with the provisions, conditions and terms of any such Stock Rights;

          (2)   such directions shall be provided to the Trustee by the Participant or Beneficiary in accordance with the procedure as established by the Administrator and the Trustee shall vote or otherwise exercise such Stock Rights with respect to which it has received directions to do so under this Section; and

          (3)   to the extent to which a Participant or Beneficiary does not instruct the Trustee to vote or otherwise exercise such Stock Rights, such Participants or Beneficiaries shall be deemed to have directed the Trustee that such Stock Rights remain nonvoted and unexercised.

        (f)    Any information regarding investments available under the Plan, to the extent not required to be described in the Participant Direction Procedures, may be provided to the Participant in one or more written documents (or in any other form including, but not limited to, electronic media) which are separate from the Participant Direction Procedures and are not thereby incorporated by reference into this Plan.

        (g)   The Administrator may, in its discretion, include in or exclude by amendment or other action from the Participant Direction Procedures such instructions, guidelines or policies as it deems necessary or appropriate to ensure proper administration of the Plan, and may interpret the same accordingly.

        (h)   Except for the initial investment of any Employer Matching Contributions made on behalf of a Participant to the Company Stock Fund, investment decisions with respect to all contribution sources shall be made by the Participant.

            (i)    Effective as of May 12, 2003, Reporting Persons who are Participants in the Plan may not direct the Trustee to invest any portion of their accounts in the Company Stock Fund.

4.13
QUALIFIED MILITARY SERVICE

        Notwithstanding any provision of this Plan to the contrary, effective December 12, 1994, contributions, benefits and service will be provided in accordance with Code Section 414(u). Loan repayments will be suspended under this Plan as permitted under Code Section 414(u)(4).

ARTICLE V
VALUATIONS

5.1
VALUATION OF THE TRUST FUND

        The Administrator shall direct the Trustee, as of each Valuation Date, to determine the net worth of the assets comprising the Trust Fund as it exists on the Valuation Date. In determining such net worth, the Trustee shall value the assets comprising the Trust Fund at their fair market value (or their contractual value in the case of a Contract or Policy) as of the Valuation Date and shall deduct all expenses for which the Trustee has not yet obtained reimbursement from the Employer or the Trust Fund. The Trustee may update the value of any shares held in the Participant Directed Account by reference to the number of shares held by that Participant, priced at the market value as of the Valuation Date.

5.2
METHOD OF VALUATION

        In determining the fair market value of securities held in the Trust Fund which are listed on a registered stock exchange, the Administrator shall direct the Trustee to value the same at the prices they were last traded on such exchange preceding the close of business on the Valuation Date. If such securities were not traded on the Valuation Date, or if the exchange on which they are traded was not open for business on the Valuation Date, then the securities shall be valued at the prices at which they were last traded prior to the Valuation Date. Any unlisted security held in the Trust Fund shall be valued at its bid price next preceding the close of business on the Valuation Date, which bid price shall be obtained from a registered broker or an investment banker. In determining the fair market value of assets other than securities for which trading or bid prices can be obtained, the Trustee may appraise such assets itself, or in its discretion, employ one or more appraisers for that purpose and rely on the values established by such appraiser or appraisers.

ARTICLE VI
DETERMINATION AND DISTRIBUTION OF BENEFITS

6.1
DETERMINATION OF BENEFITS UPON RETIREMENT

        Every Participant may terminate employment with the Employer and retire for the purposes hereof on the Participant's Normal Retirement Date. However, a Participant may postpone the termination of employment with the Employer to a later date, in which event the participation of such Participant in the Plan, including the right to receive allocations pursuant to Section 4.4, shall continue until such Participant's Late Retirement Date. Upon a Participant's Retirement Date, or as soon thereafter as is practicable, the Trustee shall distribute, at the election of the Participant, all amounts credited to such Participant's Combined Account and Participant's Rollover Account in accordance with Section 6.5.

6.2
DETERMINATION OF BENEFITS UPON DEATH

        (a)   Upon the death of a Participant before the Participant's Retirement Date or other termination of employment, all amounts credited to such Participant's Combined Account shall become fully Vested. The Administrator shall direct the Trustee, in accordance with the provisions of Sections 6.6 and 6.7, to distribute the value of the deceased Participant's accounts to the Participant's Beneficiary.

        (b)   Upon the death of a Former Participant, the Administrator shall direct the Trustee, in accordance with the provisions of Sections 6.6 and 6.7 to distribute any remaining Vested amounts credited to the accounts of a deceased Former Participant to such Former Participant's Beneficiary.

        (c)   The Administrator may require such proper proof of death and such evidence of the right of any person to receive payment of the value of the account of a deceased Participant or Former Participant as the Administrator may deem desirable. The Administrator's determination of death and of the right of any person to receive payment shall be conclusive.

        (d)   The Beneficiary of the death benefit payable pursuant to this Section shall be the Participant's spouse. Except, however, the Participant may designate a Beneficiary other than the spouse if:

          (1)   the spouse has waived the right to be the Participant's Beneficiary, or

          (2)   the Participant is legally separated or has been abandoned (within the meaning of local law) and the Participant has a court order to such effect (and there is no "qualified domestic relations order" as defined in Code Section 414(p) which provides otherwise), or

          (3)   the Participant has no spouse, or

          (4)   the spouse cannot be located.

        In such event, the designation of a Beneficiary shall be made on a form satisfactory to the Administrator. A Participant may at any time revoke a designation of a Beneficiary or change a Beneficiary by filing written (or in such other form as permitted by the Internal Revenue Service) notice of such revocation or change with the Administrator. However, the Participant's spouse must again consent in writing (or in such other form as permitted by the Internal Revenue Service) to any change in Beneficiary unless the original consent acknowledged that the spouse had the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elected to relinquish such right.

          (e)   In the event no valid designation of Beneficiary exists, or if the Beneficiary is not alive at the time of the Participant's death, the death benefit will be paid to the Participant's estate. If the Beneficiary does not predecease the Participant, but dies prior to distribution of the death benefit, the death benefit will be paid to the Beneficiary's estate.

          (f)    Notwithstanding anything in this Section to the contrary, if a Participant has designated the spouse as a Beneficiary, then a divorce decree or a legal separation that relates to such spouse shall revoke the Participant's designation of the spouse as a Beneficiary unless the decree or a qualified domestic relations order (within the meaning of Code Section 414(p)) provides otherwise.

          (g)   Any consent by the Participant's spouse to waive any rights to the death benefit must be in writing (or in such other form as permitted by the Internal Revenue Service), must acknowledge the effect of such waiver, and be witnessed by a Plan representative or a notary public. Further, the spouse's consent must be irrevocable and must acknowledge the specific nonspouse Beneficiary.

          (h)   Upon the death of a Participant before any insurance coverage to which the Participant is entitled under the Plan is effected, the death benefit from such insurance coverage shall be limited to the standard rated premium which was or should have been used for such purpose.

6.3
DETERMINATION OF BENEFITS IN EVENT OF DISABILITY

        In the event of a Participant's Total and Permanent Disability prior to the Participant's Retirement Date or other termination of employment, all amounts credited to such Participant's Combined Account shall become fully Vested. In the event of a Participant's Total and Permanent Disability, the Administrator, in accordance with the provisions of Sections 6.5 and 6.7, shall direct the distribution to such Participant of all Vested amounts credited to such Participant's Combined Account.

6.4
DETERMINATION OF BENEFITS UPON TERMINATION

          (a)   If a Participant's employment with the Employer is terminated for any reason other than death, Total and Permanent Disability or retirement, then such Participant shall be entitled to such benefits as are provided hereinafter pursuant to this Section 6.4. In the event that the amount of the Vested portion of the Terminated Participant's Combined Account equals or exceeds the fair market value of any insurance Contracts, the Trustee, when so directed by the Administrator and agreed to by the Terminated Participant, shall assign, transfer, and set over to such Terminated Participant all Contracts on such Terminated Participant's life in such form or with such endorsements, so that the settlement options and forms of payment are consistent with the provisions of Section 6.5. In the event that the Terminated Participant's Vested portion does not at least equal the fair market value of the Contracts, if any, the Terminated Participant may pay over to the Trustee the sum needed to make the distribution equal to the value of the Contracts being assigned or transferred, or the Trustee, pursuant to the Participant's election, may borrow the cash value of the Contracts from the insurer so that the value of the Contracts is equal to the Vested portion of the Terminated Participant's Combined Account and then assign the Contracts to the Terminated Participant.

          Distribution of the funds due to a Terminated Participant shall be made on the occurrence of an event which would result in the distribution had the Terminated Participant remained in the employ of the Employer (upon the Participant's death, Total and Permanent Disability or Normal Retirement). However, at the election of the Participant, the Administrator shall direct the Trustee that the entire Vested portion of the Terminated Participant's Combined Account be payable to such Terminated Participant. Any distribution under this paragraph shall be made in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code Sections 417 and 411(a)(11) and the Regulations thereunder. If, for Plan Years beginning after August 5, 1997, the value of a Terminated

  Participant's Vested benefit derived from Employer and Employee contributions does not exceed $5,000, then the Administrator shall direct the Trustee to cause the entire Vested benefit to be paid to such Participant in a single lump sum.

          (b)   Only Participants who are actively employed at the beginning of the last day of the Plan Year shall be eligible to share in such matching contribution for the year. However, if a Participant incurs a 1-Year Break in Service while still employed by the Employer, such Participant will not be eligible to share in any matching contributions for future Plan Years until the Participant completes 500 Hours of Service during a Plan Year, at which point the Participant will be eligible to share in the matching contributions for all succeeding Plan Years in accordance with the other provisions of the Plan. Notwithstanding the foregoing, if a Participant terminates employment on or after the Participant's Normal Retirement Date during the final quarter of a Plan Year, such Participant shall be deemed to have been employed at the beginning of the last day of such Plan Year.

          The Vested portion of any Participant's Matching Account shall be a percentage of the total amount credited to his Participant's Matching Account determined on the basis of the Participant's number of Years of Service according to the following schedule:

Vesting Schedule
Years of Service	Percentage
1	20%
2	40%
3	60%
4	80%
5	100%

          (c)   Notwithstanding the vesting provided for in paragraph (b) above, for any Top Heavy Plan Year, the Vested portion of the Participant's Matching Account of any Participant who has an Hour of Service after the Plan becomes top heavy shall be a percentage of the total amount credited to his Participant's Matching Account determined on the basis of the Participant's number of Years of Service according to the following schedule:

Vesting Schedule
Years of Service	Percentage
1	20%
2	40%
3	60%
4	80%
5	100%

          If in any subsequent Plan Year, the Plan ceases to be a Top Heavy Plan, the Administrator shall revert to the vesting schedule in effect before this Plan became a Top Heavy Plan. Any such reversion shall be treated as a Plan amendment pursuant to the terms of the Plan.

          (d)   Notwithstanding the vesting schedule above, the Vested percentage of a Participant's Matching Account shall not be less than the Vested percentage attained as of the later of the effective date or adoption date of this amendment and restatement.

          (e)   Notwithstanding the vesting schedule above, upon the complete discontinuance of the Employer's contributions to the Plan or upon any full or partial termination of the Plan, all amounts credited to the account of any affected Participant shall become 100% Vested and shall not thereafter be subject to Forfeiture.

          (f)    The computation of a Participant's nonforfeitable percentage of such Participant's interest in the Plan shall not be reduced as the result of any direct or indirect amendment to this Plan. In the event that the Plan is amended to change or modify any vesting schedule, or if the Plan is amended in any way that directly or indirectly affects the computation of the Participant's nonforfeitable percentage, or if the Plan is deemed amended by an automatic change to a top heavy vesting schedule, then each Participant with at least three (3) Years of Service as of the expiration date of the election period may elect to have such Participant's nonforfeitable percentage computed under the Plan without regard to such amendment or change. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant's election period shall commence on the adoption date of the amendment and shall end sixty (60) days after the latest of:

            (1)   the adoption date of the amendment,

            (2)   the effective date of the amendment, or

            (3)   the date the Participant receives written notice of the amendment from the Employer or Administrator.

          (g)   In determining Years of Service for purposes of vesting under the Plan, Years of Service prior to the vesting computation period in which an Employee attains age eighteen shall be excluded.

          (h)   (1) If any Former Participant shall be reemployed by the Employer before a 1-Year Break in Service occurs, he shall continue to participate in the Plan in the same manner as if such termination had not occurred.

            (2)   If any Former Participant shall be reemployed by the Employer before five (5) consecutive 1-Year Breaks in Service, and such Former Participant had received, or was deemed to have received, a distribution of his entire vested interest prior to his reemployment, his forfeited account shall be reinstated only if he repays the full amount distributed to him before the earlier of five (5) years after the first date on which the Participant is subsequently reemployed by the Employer or the close of the first period of five (5) consecutive 1-Year Breaks in Service commencing after the distribution, or in the event of a deemed distribution, upon the reemployment of such Former Participant. In the event the Former Participant does repay the full amount distributed to him, or in the event of a deemed distribution, the undistributed portion of the Participant's Account must be restored in full, unadjusted by any gains or losses occurring subsequent to the Anniversary Date or other valuation date coinciding with or preceding his termination. The source for such reinstatement shall first be any Forfeitures occurring during the year. If such source is insufficient, then the Employer shall contribute an amount which is sufficient to restore any such forfeited Accounts provided, however, that if a discretionary contribution is made for such year pursuant to Section 4.1(c), such contribution shall first be applied to restore any such Accounts and the remainder shall be allocated in accordance with Section 4.4.

          (i)  If any Former Participant is reemployed after a 1-Year Break in Service has occurred, Years of Service shall include Years of Service prior to his 1-Year Break in Service subject to the following rules:

            (1)   If a Former Participant has a 1-Year Break in Service, his pre-break and post-break service shall be used for computing Years of Service for eligibility and for vesting purposes only after he has been employed for one (1) Year of Service following the date of his reemployment with the Employer;

            (2)   Any Former Participant who under the Plan does not have a nonforfeitable right to any interest in the Plan resulting from Employer contributions shall lose credits otherwise allowable under (i) above if his consecutive 1-Year Breaks in Service equal or exceed the greater of (A) five (5) or (B) the aggregate number of his prebreak Years of Service;

            (3)   After five (5) consecutive 1-Year Breaks in Service, a Former Participant's Vested Account balance attributable to prebreak service shall not be increased as a result of post-break service;

            (4)   If a Former Participant who has not had his Years of Service before a 1-Year Break in Service disregarded pursuant to (ii) above completes one (1) Year of Service for eligibility purposes following his reemployment with the Employer, he shall participate in the Plan retroactively from his date of reemployment;

            (5)   If a Former Participant who has not had his Years of Service before a 1-Year Break in Service disregarded pursuant to (ii) above completes a Year of Service (a 1-Year Break in Service previously occurred, but employment had not terminated), he shall participate in the Plan retroactively from the first day of the Plan Year during which he completes one (1) Year of Service.

6.5
DISTRIBUTION OF BENEFITS

          (a)   The Administrator, pursuant to the election of the Participant, shall direct the Trustee to distribute to a Participant or such Participant's Beneficiary any amount to which the Participant is entitled under the Plan in one lump-sum payment in cash.

          (b)   Any distribution to a Participant, for Plan Years beginning after August 5, 1997, who has a benefit which exceeds $5,000, shall require such Participant's written (or in such other form as permitted by the Internal Revenue Service) consent if such distribution commences prior to the time the benefit is "immediately distributable." A benefit is "immediately distributable" if any part of the benefit could be distributed to the Participant (or surviving spouse) before the Participant attains (or would have attained if not deceased) the later of the Participant's Normal Retirement Age or age 62.

          (c)   The following rules will apply to the consent requirements set forth in subsection (b):

            (1)   No consent shall be valid unless the Participant has received a general description of the material features and an explanation of the relative values of the optional forms of benefit available under the Plan that would satisfy the notice requirements of Code Section 417.

            (2)   The Participant must be informed of the right to defer receipt of the distribution. If a Participant fails to consent, it shall be deemed an election to defer the commencement of payment of any benefit. However, any election to defer the receipt of benefits shall not apply with respect to distributions which are required under Section 6.5(g).

            (3)   Notice of the rights specified under this paragraph shall be provided no less than thirty (30) days and no more than ninety (90) days before the Annuity Starting Date. Notwithstanding the above, the Annuity Starting Date may be a date prior to the date the explanation is provided to the Participant if the distribution does not commence until at least thirty (30) days after such explanation is provided, subject to the waiver of the thirty (30) day period as provided for in Section 6.5(b)(6).

            (4)   Written (or such other form as permitted by the Internal Revenue Service) consent of the Participant to the distribution must not be made before the Participant receives the notice and must not be made more than ninety (90) days before the Annuity Starting Date.

            (5)   No consent shall be valid if a significant detriment is imposed under the Plan on any Participant who does not consent to the distribution. Any such distribution may commence less than thirty (30) days, subject to Section 6.5(b)(6), after the notice required under Regulation 1.411(a)-11(c) is given, provided that: (1) the Administrator clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (2) the Participant, after receiving the notice, affirmatively elects a distribution.

          (d)   Notwithstanding any provision in the Plan to the contrary, the distribution of a Participant's benefits made on or after January 1, 1997, whether under the Plan or through the purchase of an annuity contract, shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and the Regulations thereunder (including Regulation 1.401(a)(9)-2), the provisions of which are incorporated herein by reference:

            (1)   A Participant's benefits shall be distributed or must begin to be distributed not later than April 1st of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 1/2 or (ii) the calendar year in which the Participant retires, provided, however, that this clause (ii) shall not apply in the case of a Participant who is a "five (5) percent owner" at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70 1/2 and provided that any Participant (other than a five (5) percent owner) who attains age 70 1/2 after 1995 shall have the option of commencing distributions by April 1 following age 70 1/2 or the calendar year in which the Participant retires. Such distributions shall be equal to or greater than any required distribution. Alternatively, if the distribution is to be in the form of a joint and survivor annuity or single life annuity, then distributions must begin no later than the applicable April 1st as determined under the preceding paragraph and must be made over the life of the Participant (or the lives of the Participant and the Participant's designated Beneficiary) in accordance with Regulations.

            (2)   Distributions to a Participant and the Participant's Beneficiaries shall only be made in accordance with the incidental death benefit requirements of Code Section 401(a)(9)(G) and the Regulations thereunder.

            With respect to distributions under the Plan made on or after January 1, 2001, for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with the regulations under Code Section 401(a)(9) that were proposed on January 17, 2001 (the 2001 proposed Regulations), notwithstanding any provision of the Plan to the contrary. If the total amount of required minimum distributions made to a Participant for 2001 prior to January 1, 2001, are equal to or greater than the amount of required minimum distributions determined under the proposed 2001 Regulations, then no additional distributions are required for such Participant for 2001 on or after such date. If the total amount of required minimum distributions made to a Participant for 2001 prior to January 1, 2001, are less than the amount determined under the 2001 proposed Regulations, then the amount of required minimum distributions for 2001 on or after such date will be determined so that the total amount of required minimum distributions for 2001 is the amount determined under the 2001 proposed Regulations. This amendment shall continue in effect until the last calendar year beginning before the effective date of the final regulations under Code Section 401(a)(9) or such other date as may be published by the Internal Revenue Service.

          (e)   For purposes of this Section, the life expectancy of a Participant and a Participant's spouse (other than in the case of a life annuity) shall not be redetermined in accordance with

  Code Section 401(a)(9)(D). Life expectancy and joint and last survivor expectancy shall be computed using the return multiples in Tables V and VI of Regulation 1.72-9.

          (f)    All annuity Contracts under this Plan shall be non-transferable when distributed. Furthermore, the terms of any annuity Contract purchased and distributed to a Participant or spouse shall comply with all of the requirements of the Plan.

          (g)   If a distribution is made at a time when a Participant is not fully Vested in his Participant's Matching Account (employment has not terminated) and the Participant may increase the Vested percentage in such account:

            (1)   a separate account shall be established for the Participant's interest in the Plan as of the time of the distribution; and

            (2)   at any relevant time, the Participant's Vested portion of the separate account shall be equal to an amount ("X") determined by the formula:

          X equals P(AB plus (R × D))—(R × D)

            For purposes of applying the formula: P is the Vested percentage at the relevant time, AB is the account balance at the relevant time, D is the amount of distribution, and R is the ratio of the account balance at the relevant time to the account balance after distribution.

6.6
DISTRIBUTION OF BENEFITS UPON DEATH

          (a)   (1) The death benefit payable pursuant to Section 6.2 shall be paid to the Participant's Beneficiary within a reasonable time after the Participant's death by either of the following methods, as elected by the Participant (or if no election has been made prior to the Participant's death, by his Beneficiary) subject, however, to the rules specified in Section 6.6(b): one lump-sum payment in cash.

            (2)   Effective January 1, 1996, if the Administrator has elected to report the value of the Participant's interest in any segregated investment fund in the form of nonmonetary units, the distribution made pursuant to this Section 6.6 shall be the liquidated cash value of any units allocated to the Participant's Account that are liquidated in order to make such distribution on the date of the liquidation of such units.

          (b)   Notwithstanding any provision of the Plan to the contrary, distributions upon the death of a Participant shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and the Regulations thereunder. If it is determined, pursuant to Regulations, that the distribution of a Participant's interest has begun and the Participant dies before the entire interest has been distributed, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution selected pursuant to Section 6.5 as of the date of death. If a Participant dies before receiving any distributions of the interest in the Plan or before distributions are deemed to have begun pursuant to Regulations, then the death benefit shall be distributed to the Participant's Beneficiaries by December 31st of the calendar year in which the fifth anniversary of the Participant's date of death occurs.

          (c)   For purposes of this Section, any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

6.7
TIME OF SEGREGATION OR DISTRIBUTION

        Except as limited by Sections 6.5 and 6.6, whenever the Trustee is to make a distribution or to commence a series of payments the distribution or series of payments may be made or begun on such date or as soon thereafter as is practicable. However, unless a Former Participant elects in writing to defer the receipt of benefits (such election may not result in a death benefit that is more than incidental), the payment of benefits shall begin not later than the sixtieth (60th) day after the close of the Plan Year in which the latest of the following events occurs:

          (a)   the date on which the Participant attains the earlier of age 65 or the Normal Retirement Age specified herein;

          (b)   the tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan; or

          (c)   the date the Participant terminates service with the Employer.

        Notwithstanding the foregoing, the failure of a Participant and, if applicable, the Participant's spouse, to consent to a distribution that is "immediately distributable" (within the meaning of Section 6.5), shall be deemed to be an election to defer the commencement of payment of any benefit sufficient to satisfy this Section.

6.8
DISTRIBUTION FOR MINOR OR INCOMPETENT BENEFICIARY

        In the event a distribution is to be made to a minor or incompetent Beneficiary, then the Administrator may direct that such distribution be paid to the legal guardian, or if none in the case of a minor Beneficiary, to a parent of such Beneficiary or a responsible adult with whom the Beneficiary maintains residence, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act or Gift to Minors Act, if such is permitted by the laws of the state in which said Beneficiary resides. Such a payment to the legal guardian, custodian or parent of a minor Beneficiary shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.

6.9
LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN

        In the event that all, or any portion, of the distribution payable to a Participant or Beneficiary hereunder shall, at the later of the Participant's attainment of age 62 or Normal Retirement Age, remain unpaid solely by reason of the inability of the Administrator, after sending a registered or certified letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or Beneficiary, the amount so distributable shall be treated as a Forfeiture pursuant to the Plan. Notwithstanding the foregoing, effective January 1, 2002, if the value of a Participant's Vested benefit derived from Employer and Employee contributions does not exceed $5,000, then the amount distributable may, in the sole discretion of the Administrator, either be treated as a Forfeiture, or be paid directly to an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) at the time it is determined that the whereabouts of the Participant or the Participant's Beneficiary cannot be ascertained. In the event a Participant or Beneficiary is located subsequent to the Forfeiture, such benefit shall be restored, first from Forfeitures, if any, and then from an additional Employer contribution if necessary. However, regardless of the preceding, a benefit which is lost by reason of escheat under applicable state law is not treated as a Forfeiture for purposes of this Section nor as an impermissible forfeiture under the Code.

6.10
PRE-RETIREMENT DISTRIBUTION

          (a)   At such time as a Participant shall have attained the age of 59 1/2 years, the Administrator, at the election of the Participant, shall direct the Trustee to distribute all or a portion of the amount then credited to the Participant's Elective Account.

          (b)   At such time as a Participant shall have attained Normal Retirement Age, the Administrator, at the election of the Participant, shall direct the Trustee to distribute all or a portion of the amount then credited to the Participant's Account.

          (c)   Upon the request of any Participant, the Administrator shall direct the Trustee to distribute all or a portion of the amount then credited to the Participant's Rollover Account, subject to the Participant's election to have an eligible rollover distribution paid in a direct rollover to an eligible retirement plan pursuant to Section 6.14 and effective as of January 1, 1993.

          (d)   In the event that the Administrator makes a distribution under this Section, the Participant shall continue to be eligible to participate in the Plan on the same basis as any other Employee. Any distribution made pursuant to this Section shall be made in a manner consistent with Section 6.5, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder.

  Notwithstanding the above, pre-retirement distributions from a Participant's Elective Account shall not be permitted prior to the Participant attaining age 59 1/2, except as otherwise permitted under the terms of the Plan.

6.11
DISTRIBUTION FOR HARDSHIP

          (a)   The Administrator, at the election of the Participant, shall direct the Trustee to distribute to any Participant in any one Plan Year up to the lesser of: (i) 100% of his Participant's Elective Account valued as of the last Anniversary Date or other valuation date, or (ii) the amount necessary to satisfy the immediate and heavy financial need of the Participant. Any distribution made pursuant to this Section shall be deemed to be made as of the first day of the Plan Year or, if later, the valuation date immediately preceding the date of distribution, and the Participant's

  Deferred Account and/or his Participant's Rollover Account shall be reduced accordingly. Withdrawal under this Section shall be authorized only if the distribution is on account of:

            (1)   Expenses for medical care described in Code Section 213(d) previously incurred by the Participant, his spouse, or any of his dependents (as defined in Code Section 152) or necessary for these persons to obtain medical care;

            (2)   The costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

            (3)   Payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant, his spouse, children, or dependents; or

            (4)   Payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

          (b)   No distribution shall be made pursuant to this Section unless the Administrator, based upon the Participant's representation and such other facts as are known to the Administrator, determines that all of the following conditions are satisfied:

            (1)   The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant. The amount of the immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution;

            (2)   The Participant has obtained all distributions, other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Employer;

            (3)   The Plan, and all other plans maintained by the Employer, provide that the Participant's elective deferrals and voluntary Employee contributions will be suspended for at least twelve (12) months after receipt of the hardship distribution or, the Participant, pursuant to a legally enforceable agreement, will suspend his elective deferrals and voluntary Employee contributions to the Plan and all other plans maintained by the Employer for at least twelve (12) months after receipt of the hardship distribution; and

            (4)   The Plan, and all other plans maintained by the Employer, provide that the Participant may not make elective deferrals for the Participant's taxable year immediately following the taxable year, of the hardship distribution in excess of the applicable limit under Code Section 402(g) for such next taxable year less the amount of such Participant's elective deferrals for the taxable year of the hardship distribution.

          (c)   Notwithstanding the above, for Plan Years beginning after December 31, 1988, distributions from the Participant's Deferred Account pursuant to this Section shall be limited, as of the date of distribution, to the Participant's Deferred Account as of the end of the last Plan Year ending before July 1, 1989, plus the total Participant's Elective Deferral Contribution after such date, reduced by the amount of any previous distributions pursuant to this Section.

          (d)   Any distribution made pursuant to this Section shall be made in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder.

          (e)   Effective January 1, 1999, an eligible rollover distribution described in Code Section 402(c)(4), which the Participant can elect to roll over to another plan pursuant to Code Section 401(a)(31), excludes hardship withdrawals as defined in Code Section 401(k)(2)(B)(i)(IV) that are attributable to the Participant's elective contributions under Treas. Reg. 1.401(k)-1(d)(2)(ii).

6.12
QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION

        All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any "alternate payee" under a "qualified domestic relations order." Furthermore, a distribution to an "alternate payee" shall be permitted if such distribution is authorized by a "qualified domestic relations order," even if the affected Participant has not separated from employment and has not reached the "earliest retirement age" under the Plan. For the purposes of this Section, "alternate payee," "qualified domestic relations order," and "earliest retirement age" shall have the meaning set forth under Code Section 414(p).

6.13
LOANS TO PARTICIPANTS

        Loans may be made to Participants pursuant to written uniform and nondiscriminatory procedures established by the Administrator. Notwithstanding the preceding, no loans shall be made to Reporting Persons on or after May 12, 2003.

6.14
DIRECT ROLLOVER

          (a)   Notwithstanding any provision of the Plan to the contrary that would otherwise limit a "distributee's" election under this Section, a "distributee" may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an "eligible rollover distribution" that is equal to at least $500 paid directly to an "eligible retirement plan" specified by the "distributee" in a "direct rollover."

          (b)   For purposes of this Section the following definitions shall apply:

            (1)   An "eligible rollover distribution" is any distribution of all or any portion of the balance to the credit of the "distributee," except that an "eligible rollover distribution" does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the "distributee" or the joint lives (or joint life expectancies) of the "distributee" and the "distributee's" designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); the portion of any other distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); any hardship distribution described in Code Section 401(k)(2)(B)(i)(IV); and any other distribution that is reasonably expected to total less than $200 during a year.

            (2)   An "eligible retirement plan" is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the "distributee's" "eligible rollover distribution." However, in the case of an "eligible rollover distribution" to the surviving spouse, an "eligible retirement plan" is an individual retirement account or individual retirement annuity.

            (3)   A "distributee" includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are "distributees" with regard to the interest of the spouse or former spouse.

            (4)   A "direct rollover" is a payment by the Plan to the "eligible retirement plan" specified by the "distributee."

ARTICLE VII
TRUST

7.1
TRUST AGREEMENT.

        The Trust provisions shall be set forth in a separate trust agreement.

ARTICLE VIII
AMENDMENT, TERMINATION AND MERGERS

8.1
AMENDMENT

          (a)   The Employer shall have the right at any time to amend this Plan, subject to the limitations of this Section. However, any amendment which affects the rights, duties or responsibilities of the Trustee or Administrator may only be made with the Trustee's or Administrator's written consent. Any such amendment shall become effective as provided therein upon its execution. The Trustee shall not be required to execute any such amendment unless the amendment affects the duties of the Trustee hereunder.

          (b)   No amendment to the Plan shall be effective if it authorizes or permits any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to any purpose other than for the exclusive benefit of the Participants or their Beneficiaries or estates; or causes any reduction in the amount credited to the account of any Participant; or causes or permits any portion of the Trust Fund to revert to or become property of the Employer.

          (c)   Except as permitted by Regulations (including Regulation 1.411(d)-4) or other IRS guidance, no Plan amendment or transaction having the effect of a Plan amendment (such as a merger, plan transfer or similar transaction) shall be effective if it eliminates or reduces any "Section 411(d)(6) protected benefit" or adds or modifies conditions relating to "Section 411(d)(6) protected benefits" which results in a further restriction on such benefits unless such "Section 411(d)(6) protected benefits" are preserved with respect to benefits accrued as of the later of the adoption date or effective date of the amendment. "Section 411(d)(6) protected benefits" are benefits described in Code Section 411(d)(6)(A), early retirement benefits and retirement-type subsidies, and optional forms of benefit. A Plan amendment that eliminates or restricts the ability of a Participant to receive payment of the Participant's interest in the Plan under a particular optional form of benefit will be permissible if the amendment satisfies the conditions in (1) and (2) below:

            (1)   The amendment provides a single-sum distribution form that is otherwise identical to the optional form of benefit eliminated or restricted. For purposes of this condition (1), a single-sum distribution form is otherwise identical only if it is identical in all respects to the eliminated or restricted optional form of benefit (or would be identical except that it provides greater rights to the Participant) except with respect to the timing of payments after commencement.

            (2)   The amendment is not effective unless the amendment provides that the amendment shall not apply to any distribution with an Annuity Starting Date earlier than the earlier of: (i) the ninetieth (90th) day after the date the Participant receiving the distribution has been furnished a summary that reflects the amendment and that satisfies the Act requirements at 29 CFR 2520.104b-3 (relating to a summary of material modifications) or (ii) the first day of the second Plan Year following the Plan Year in which the amendment is adopted.

8.2
TERMINATION

          (a)   The Employer shall have the right at any time to terminate the Plan by delivering to the Trustee and Administrator written notice of such termination. Upon any full or partial termination, all amounts credited to the affected Participants' Combined Accounts shall become 100% Vested as provided in Section 6.4 and shall not thereafter be subject to forfeiture, and all unallocated amounts, including Forfeitures, shall be allocated to the accounts of all Participants in accordance with the provisions hereof.

          (b)   Upon the full termination of the Plan, the Employer shall direct the distribution of the assets of the Trust Fund to Participants in a manner which is consistent with and satisfies the provisions of Section 6.5. Distributions to a Participant shall be made in cash or through the purchase of irrevocable nontransferable deferred commitments from an insurer. Except as permitted by Regulations, the termination of the Plan shall not result in the reduction of "Section 411(d)(6) protected benefits" in accordance with Section 8.1(c).

8.3
MERGER, CONSOLIDATION OR TRANSFER OF ASSETS

        This Plan and Trust may be merged or consolidated with, or its assets and/or liabilities may be transferred to any other plan and trust only if the benefits which would be received by a Participant of this Plan, in the event of a termination of the Plan immediately after such transfer, merger or consolidation, are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer, merger or consolidation, and such transfer, merger or consolidation does not otherwise result in the elimination or reduction of any "Section 411(d)(6) protected benefits" in accordance with Section 8.1(c).

ARTICLE IX
TOP HEAVY

9.1
TOP HEAVY PLAN REQUIREMENTS

        For any Top Heavy Plan Year, the Plan shall provide the special vesting requirements of Code Section 416(b) pursuant to Section 6.4 of the Plan and the special minimum allocation requirements of Code Section 416(c) pursuant to Section 4.4 of the Plan.

9.2
DETERMINATION OF TOP HEAVY STATUS

          (a)   This Plan shall be a Top Heavy Plan for any Plan Year in which, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees and (2) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds sixty percent (60%) of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group. If any Participant is a Non-Key Employee for any Plan Year, but such Participant was a Key Employee for any prior Plan Year, such Participant's Present Value of Accrued Benefit and/or Aggregate Account balance shall not be taken into account for purposes of determining whether this Plan is a Top Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top Heavy Group). In addition, if a Participant or Former Participant has not performed any services for any Employer maintaining the Plan at any time during the five year period ending on the Determination Date, any accrued benefit for such Participant or Former Participant shall not be taken into account for the purposes of determining whether this Plan is a Top Heavy Plan.

          (b)   Aggregate Account: A Participant's Aggregate Account as of the Determination Date is the sum of:

            (1)   the Participant's Combined Account balance as of the most recent valuation occurring within a twelve (12) month period ending on the Determination Date.

            (2)   an adjustment for any contributions due as of the Determination Date. Such adjustment shall be the amount of any contributions actually made after the Valuation Date but due on or before the Determination Date, except for the first Plan Year when such adjustment shall also reflect the amount of any contributions made after the Determination Date that are allocated as of a date in that first Plan Year.

            (3)   any Plan distributions made within the Plan Year that includes the Determination Date or within the four (4) preceding Plan Years. However, in the case of distributions made after the Valuation Date and prior to the Determination Date, such distributions are not included as distributions for top heavy purposes to the extent that such distributions are already included in the Participant's Aggregate Account balance as of the Valuation Date. Notwithstanding anything herein to the contrary, all distributions, including distributions under a terminated plan which if it had not been terminated would have been required to be included in an Aggregation Group, will be counted. Further, distributions from the Plan (including the cash value of life insurance policies) of a Participant's account balance because of death shall be treated as a distribution for the purposes of this paragraph.

            (4)   any Employee contributions, whether voluntary or mandatory. However, amounts attributable to tax deductible qualified voluntary employee contributions shall not be considered to be a part of the Participant's Aggregate Account balance.

            (5)   with respect to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides the rollovers or plan-to-plan transfers, it shall always consider such rollovers or plan-to-plan transfers as a distribution for the purposes of this Section. If this Plan is the plan accepting such rollovers or plan-to-plan transfers, it shall not consider such rollovers or plan-to-plan transfers as part of the Participant's Aggregate Account balance.

            (6)   with respect to related rollovers and plan-to-plan transfers (ones either not initiated by the Employee or made to a plan maintained by the same employer), if this Plan provides the rollover or plan-to-plan transfer, it shall not be counted as a distribution for purposes of this Section. If this Plan is the plan accepting such rollover or plan-to-plan transfer, it shall consider such rollover or plan-to-plan transfer as part of the Participant's Aggregate Account balance, irrespective of the date on which such rollover or plan-to-plan transfer is accepted.

            (7)   For the purposes of determining whether two employers are to be treated as the same employer in (5) and (6) above, all employers aggregated under Code Section 414(b), (c), (m) and (o) are treated as the same employer.

          (c)   "Aggregation Group" means either a Required Aggregation Group or a Permissive Aggregation Group as hereinafter determined.

            (1)   Required Aggregation Group: In determining a Required Aggregation Group hereunder, each plan of the Employer in which a Key Employee is a participant in the Plan Year containing the Determination Date or any of the four preceding Plan Years, and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410, will be required to be aggregated. Such group shall be known as a Required Aggregation Group. In the case of a Required Aggregation Group, each plan in the group will be considered a Top Heavy Plan if the Required Aggregation Group is a Top Heavy Group. No plan in the Required Aggregation Group will be considered a Top Heavy Plan if the Required Aggregation Group is not a Top Heavy Group.

            (2)   Permissive Aggregation Group: The Employer may also include any other plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code Sections 401(a)(4) and 410. Such group shall be known as a Permissive Aggregation Group. In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is a Top Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is not a Top Heavy Group.

            (3)   Only those plans of the Employer in which the Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top Heavy Plans.

            (4)   An Aggregation Group shall include any terminated plan of the Employer if it was maintained within the last five (5) years ending on the Determination Date.

          (d)   Determination Date means (a) the last day of the preceding Plan Year, or (b) in the case of the first Plan Year, the last day of such Plan Year.

          (e)   Present Value of Accrued Benefit: In the case of a defined benefit plan, the Present Value of Accrued Benefit for a Participant other than a Key Employee, shall be as determined using the single accrual method used for all plans of the Employer and Affiliated Employers, or if no such single method exists, using a method which results in benefits accruing not more rapidly than the slowest accrual rate permitted under Code Section 411(b)(1)(C). The determination of the Present Value of Accrued Benefit shall be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date except as provided in Code Section 416 and the Regulations thereunder for the first and second plan years of a defined benefit plan.

          (f)    "Top Heavy Group" means an Aggregation Group in which, as of the Determination Date, the sum of:

            (1)   the Present Value of Accrued Benefits of Key Employees under all defined benefit plans included in the group, and

            (2)   the Aggregate Accounts of Key Employees under all defined contribution plans included in the group, exceeds sixty percent (60%) of a similar sum determined for all Participants.

ARTICLE X
MISCELLANEOUS

10.1
PARTICIPANT'S RIGHTS

        This Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon the Employee as a Participant of this Plan.

10.2
ALIENATION

            (a)   Subject to the exceptions provided below, and as otherwise permitted by the Code and the Act, no benefit which shall be payable out of the Trust Fund to any person (including a Participant or the Participant's Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustee, except to such extent as may be required by law.

            (b)   Subsection (a) shall not apply to a "qualified domestic relations order" defined in Code Section 414(p), and those other domestic relations orders permitted to be so treated by the Administrator under the provisions of the Retirement Equity Act of 1984. The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a "qualified domestic relations order," a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan.

            (c)   Subsection (a) shall not apply to an offset to a Participant's accrued benefit against an amount that the Participant is ordered or required to pay the Plan with respect to a judgment, order, or decree issued, or a settlement entered into in accordance with Code Sections 401(a)(13)(C) and (D). In a case in which the survivor annuity requirements of Code Section 401(a)(11) apply with respect to distributions from the Plan to the Participant, if the Participant has a spouse at the time at which the offset is to be made:

              (1)   either such spouse has consented in writing to such offset and such consent is witnessed by a notary public or representative of the Plan (or it is established to the satisfaction of a Plan representative that such consent may not be obtained by reason of circumstances described in Code Section 417(a)(2)(B)), or an election to waive the right of the spouse to either a qualified joint and survivor annuity or a qualified pre-retirement survivor annuity is in effect in accordance with the requirements of Code Section 417(a),

              (2)   such spouse is ordered or required in such judgment, order, decree or settlement to pay an amount to the Plan in connection with a violation of fiduciary duties, or

              (3)   in such judgment, order, decree or settlement, such spouse retains the right to receive the survivor annuity under a qualified joint and survivor annuity provided pursuant to Code Section 401(a)(11)(A)(i) and under a qualified pre-retirement survivor annuity provided pursuant to Code Section 401(a)(11)(A)(ii).

10.3
CONSTRUCTION OF PLAN

        This Plan and Trust shall be construed and enforced according to the Code, the Act and the laws of the State of Tennessee, other than its laws respecting choice of law, to the extent not pre-empted by the Act.

10.4
GENDER AND NUMBER

        Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

10.5
LEGAL ACTION

        In the event any claim, suit, or proceeding is brought regarding the Trust and/or Plan established hereunder to which the Trustee, the Employer or the Administrator may be a party, and such claim, suit, or proceeding is resolved in favor of the Trustee, the Employer or the Administrator, they shall be entitled to be reimbursed from the Trust Fund for any and all costs, attorney's fees, and other expenses pertaining thereto incurred by them for which they shall have become liable.

10.6
PROHIBITION AGAINST DIVERSION OF FUNDS

            (a)   Except as provided below and otherwise specifically permitted by law, it shall be impossible by operation of the Plan or of the Trust, by termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any Trust Fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants, Former Participants, or their Beneficiaries.

            (b)   In the event the Employer shall make an excessive contribution under a mistake of fact pursuant to Act Section 403(c)(2)(A), the Employer may demand repayment of such excessive contribution at any time within one (1) year following the time of payment and the Trustees shall return such amount to the Employer within the one (1) year period. Earnings of the Plan attributable to the contributions may not be returned to the Employer but any losses attributable thereto must reduce the amount so returned.

            (c)   Except for Sections 3.5, 3.6, and 4.1(e), any contribution by the Employer to the Trust Fund is conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any such deduction is disallowed, the Employer may, within one (1) year following the final determination of the disallowance, whether by agreement with the Internal Revenue Service or by final decision of a competent jurisdiction, demand repayment of such disallowed contribution and the Trustee shall return such contribution within one (1) year following the disallowance. Earnings of the Plan attributable to the contribution may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.

10.7
EMPLOYER'S AND TRUSTEE'S PROTECTIVE CLAUSE

        The Employer, Administrator and Trustee, and their successors, shall not be responsible for the validity of any Contract issued hereunder or for the failure on the part of the insurer to make payments provided by any such Contract, or for the action of any person which may delay payment or render a Contract null and void or unenforceable in whole or in part.

10.8
INSURER'S PROTECTIVE CLAUSE

        Except as otherwise agreed upon in writing between the Employer and the insurer, an insurer which issues any Contracts hereunder shall not have any responsibility for the validity of this Plan or for the tax or legal aspects of this Plan. The insurer shall be protected and held harmless in acting in accordance with any written direction of the Trustee, and shall have no duty to see to the application of any funds paid to the Trustee, nor be required to question any actions directed by the Trustee. Regardless of any provision of this Plan, the insurer shall not be required to take or permit any action or allow any benefit or privilege contrary to the terms of any Contract which it issues hereunder, or the rules of the insurer.

10.9
RECEIPT AND RELEASE FOR PAYMENTS

        Any payment to any Participant, the Participant's legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of the Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the

Trustee and the Employer, either of whom may require such Participant, legal representative, Beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Trustee or Employer.

10.10
ACTION BY THE EMPLOYER

        Whenever the Employer under the terms of the Plan is permitted or required to do or perform any act or matter or thing, it shall be done and performed by a person duly authorized by its legally constituted authority.

10.11
NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY

        The "named Fiduciaries" of this Plan are (1) the Employer, (2) the Administrator, (3) the Trustee and (4) any Investment Manager appointed hereunder. The named Fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under the Plan including, but not limited to, any agreement allocating or delegating their responsibilities, the terms of which are incorporated herein by reference. In general, the Employer shall have the sole responsibility for making the contributions provided for under Section 4.1; and shall have the authority to appoint and remove the Trustee and the Administrator; to formulate the Plan's "funding policy and method"; and to amend or terminate, in whole or in part, the Plan. The Administrator shall have the sole responsibility for the administration of the Plan, including, but not limited to, the items specified in Article II of the Plan, as the same may be allocated or delegated thereunder. The Administrator shall act as the named Fiduciary responsible for communicating with the Participant according to the Participant Direction Procedures. The Trustee shall have the sole responsibility of management of the assets held under the Trust, except to the extent directed pursuant to Article II or with respect to those assets, the management of which has been assigned to an Investment Manager, who shall be solely responsible for the management of the assets assigned to it, all as specifically provided in the Plan. Each named Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan, authorizing or providing for such direction, information or action. Furthermore, each named Fiduciary may rely upon any such direction, information or action of another named Fiduciary as being proper under the Plan, and is not required under the Plan to inquire into the propriety of any such direction, information or action. It is intended under the Plan that each named Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan as specified or allocated herein. No named Fiduciary shall guarantee the Trust Fund in any manner against investment loss or depreciation in asset value. Any person or group may serve in more than one Fiduciary capacity.

10.12
HEADINGS

        The headings and subheadings of this Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

10.13
APPROVAL BY INTERNAL REVENUE SERVICE

        Notwithstanding anything herein to the contrary, if, pursuant to an application for qualification filed by or on behalf of the Plan by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date that the Secretary of the Treasury may prescribe, the Commissioner of Internal Revenue Service or the Commissioner's delegate should determine that the Plan does not initially qualify as a tax-exempt plan under Code Sections 401 and 501, and such determination is not contested, or if contested, is finally upheld, then if the Plan is a new plan, it shall be void ab initio and all amounts contributed to the Plan by the Employer, less expenses paid, shall be returned within one (1) year and the Plan shall terminate, and the Trustee shall be discharged from all further obligations. If the disqualification relates to an amended plan, then the Plan shall operate as if it had not been amended.

10.14
UNIFORMITY

        All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner. In the event of any conflict between the terms of this Plan and any Contract purchased hereunder, the Plan provisions shall control.

        IN WITNESS WHEREOF, this Plan has been executed the day and year first above written.

EMPLOYER
CHS/COMMUNITY HEALTH SYSTEMS, INC.
By:	/s/ LINDA K. PARSONS Linda K. Parsons Vice President, Human Resources and
Its:	Administration

ADDENDUM

GOOD FAITH AMENDMENT
OF THE COMMUNITY HEALTH SYSTEMS, INC. 401(K) PLAN
FOR THE ECONOMIC GROWTH AND TAX RELIEF
RECONCILIATION ACT OF 2001

PREAMBLE

        1.     Adoption and effective date of amendment. This amendment of the Community Health Systems, Inc. 401(k) Plan (the "Plan") is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"). This amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, this amendment shall be effective as of the first day of the first Plan Year beginning after December 31, 2001.

        2.     Supersession of inconsistent provisions. This amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

SECTION 1.    LIMITATIONS ON CONTRIBUTIONS

        1.     Effective date. This section shall be effective for limitation years beginning after December 31, 2001.

        2.     Maximum annual addition. The annual addition that may be contributed or allocated to a participant's account under the Plan for any limitation year shall not exceed the lesser of:

          (a)   $40,000, as adjusted for increases in the cost-of-living under section 415(d) of the Code, or

          (b)   100 percent of the participant's compensation, within the meaning of section 415(c)(3) of the Code, for the limitation year.

        The compensation limit referred to in (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of section 401(h) or section 419A(f)(2) of the Code) which is otherwise treated as an annual addition.

SECTION 2.    INCREASE IN COMPENSATION LIMIT

        The annual compensation of each participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with section 401(a)(17)(B) of the Code. Annual compensation means compensation during the Plan Year or such other consecutive 12-month period over which compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.

SECTION 3.    MODIFICATION OF TOP-HEAVY RULES

        1.     Effective date. This section shall apply for purposes of determining whether the Plan is a top-heavy Plan under section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of section 416(c) of the Code for such years. This section amends Article IX of the Plan.

        2.     Determination of top-heavy status.

          2.1   Key employee. Key employee means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the employer having annual compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the employer, or a 1-percent owner of the employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

          2.2   Determination of present values and amounts. This section 2.2 shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the determination date.

          2.2.1 Distributions during year ending on the determination date. The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period."

          2.2.2 Employees not performing services during year ending on the determination date. The accrued benefits and accounts of any individual who has not performed services for the employer during the 1-year period ending on the determination date shall not be taken into account.

        3.     Minimum benefits.

          3.1   Matching contributions. Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of section 401(m) of the Code.

          3.2   Contributions under other Plans. The employer may provide that the minimum benefit requirement shall be met in another plan (including another plan that consists solely of a cash or deferred arrangement which meets the requirements of section 401(k)(12) of the Code and matching contributions with respect to which the requirements of section 401(m)(11) of the Code are met).

SECTION 4.    DIRECT ROLLOVERS OF PLAN DISTRIBUTIONS

        1.     Effective date. This section shall apply to distributions made after December 31, 2001.

        2.     Modification of definition of eligible retirement plan. For purposes of the direct rollover provisions in section 6.14 of the Plan, an eligible retirement plan shall also mean an annuity contract described in section 403(b) of the Code and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code.

        3.     Modification of definition of eligible rollover distribution to exclude hardship distributions. For purposes of the direct rollover provisions in section 6.14 of the Plan, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

SECTION 5.    ROLLOVERS FROM OTHER PLANS

        1.     Effective March 1, 2002, with the consent of the Administrator, provided the trust from which such funds are transferred permits the transfer to be made and the transfer will not jeopardize the tax exempt status of the Plan or Trust or create adverse tax consequences for the Employer, amounts may be transferred (within the meaning of Code Section 414(l)) to this Plan in a direct rollover from a qualified plan described in section 401(a) or 403(a) of the Code, excluding after-tax employee contributions, an annuity contract described in section 403(b) of the Code, excluding after-tax employee contributions, and an eligible plan under section 457(b) of the Code that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

        2.     Effective March 1, 2002, with the consent of the Administrator, provided the trust from which such funds are transferred permits the transfer to be made and the transfer will not jeopardize the tax exempt status of the Plan or Trust or create adverse tax consequences for the Employer, amounts may be transferred (within the meaning of Code Section 414(l)) to this Plan by a Participant as a rollover contributions from a qualified plan described in section 401(a) or 403(a) of the Code, an annuity contract described in section 403(b) of the Code, an eligible plan under section 457(b) of the Code that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

SECTION 6.    ROLLOVERS DISREGARDED IN INVOLUNTARY CASH-OUTS

        1.     For distributions made after March 1, 2002, for Participants who separated from service after March 1, 2002, the value of a participant's nonforfeitable account balance shall be determined without regard to that portion of the account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code; if the value of the participant's nonforfeitable account balance as so determined is $5,000 or less, the Plan shall immediately distribute the participant's entire nonforfeitable account balance.

        2.     The Employer elects to exclude rollover contributions in determining the value of the participant's nonforfeitable account balance for purposes of the Plan's involuntary cash-out rules, effective with respect to distributions made after March 1, 2002.

SECTION 7.    REPEAL OF MULTIPLE USE TEST

        The multiple use test described in Treasury Regulation section 1.401(m)-2 and sections 4.5 and 4.7 of the Plan shall not apply for Plan Years beginning after December 31, 2001.

SECTION 8.    ELECTIVE DEFERRALS—CONTRIBUTION LIMITATIONnk

        No participant shall be permitted to have elective deferrals made under this Plan, or any other qualified plan maintained by the employer during any taxable year, in excess of the dollar limitation contained in section 402(g) of the Code in effect for such taxable year.

SECTION 9.    DISTRIBUTION UPON SEVERANCE FROM EMPLOYMENT

        1.     Effective date. If elected by the employer, this section shall apply for distributions and severances from employment occurring after the dates specified.

        2.     New distributable event. A participant's elective deferrals, qualified nonelective contributions, qualified matching contributions, and earnings attributable to these contributions shall be distributed on account of the participant's severance from employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.

        Section 9, Distribution Upon Severance from Employment, shall apply for distributions after December 31, 2001, regardless of when the severance from employment occurred.

EXHIBIT A

Eligibility

        Notwithstanding any provision of the Plan to the contrary, the following provisions shall apply to eligibility to participate in the Plan under Section 1.17:

  1.
  Effective as of July 1, 2002, Employees of Northampton Hospital Corporation d/b/a Easton Hospital shall be eligible to participate in the Plan including Employees whose employment is governed by a collective bargaining agreement between the Affiliated Employer and "employee representatives" under which retirement benefits were the subject of good faith bargaining.

  2.
  Effective as of January 1, 2003, Employees of Watsonville Hospital Corporation d/b/a Watsonville Community Hospital shall not be Eligible Employees except for Employees who have ever been Highly Compensated Employees of Watsonville Hospital Corporation d/b/a Watsonville Community Hospital and who are not Employees whose employment is governed by a collective bargaining agreement between the Affiliated Employer and "employee representatives" under which retirement benefits were the subject of good faith bargaining.

  3.
  Effective as of August 1, 2003, Employees of Pottstown Hospital Company, LLC d/b/a Pottstown Memorial Medical Center who are not Employees whose employment is governed by a collective bargaining agreement between the Affiliated Employer and "employee representatives" under which retirement benefits were the subject of good faith bargaining shall be eligible to participate in the Plan except for Employees who are hospital-based physicians. For purposes of the foregoing, "hospital-based physician" means a physician Employee of Pottstown Hospital Company, LLC whose primary place of employment is Pottstown Memorial Medical Center. Effective as of August 1, 2003, Employees of Pottstown Imaging Center, LLC shall be eligible to participate in the Plan for purposes of the allocation of the discretionary contribution described in Exhibit C; provided, however, that such Employees shall not be eligible to make elective contributions under the Plan.

A-1

EXHIBIT B

Employer Matching Contributions

        Notwithstanding any provision of the Plan to the contrary, the following provisions shall apply to the Employer matching contributions under Section 4.1(b) of the Plan:

  1.
  Effective as of January 1, 2002, Eligible Employees of Northampton Hospital Corporation whose employment is governed by a collective bargaining agreement shall not be eligible to share in matching contributions made pursuant to Section 4.1(b).

  2.
  Effective as of January 1, 2003, the matching contribution made on behalf of those Participants who are eligible to share in matching contributions and who are employed by Northampton Hospital Corporation shall be 50% of such Participant's Elective Contribution for such Plan Year that does not exceed 6% of the Participant's Compensation for the Plan Year. For the period beginning on July 1, 2002, and ending on December 31, 2002, the discretionary matching contribution was 50% of such Participant's Elective Contribution for such Plan Year that does not exceed 6% of the Participant's Compensation for the Plan Year.

  3.
  For the Plan Years beginning January 1, 2003, and ending December 31, 2004, each employee of Petersburg Hospital Company, LLC d/b/a Southside Regional Medical Center who is a Participant in the Plan and (i) has at least 1,000 Hours of Service for an Affiliated Employer during the applicable Plan Year, and (ii) is otherwise eligible to share in matching contributions shall receive a discretionary matching contribution in an amount equal to:

      (A)    1/3 of such Participant's Elective Contribution for such Plan Year that does not exceed 6% of the Participant's Compensation for the Plan Year if the Participant has at least one (1) but no more than nine (9) Years of Service;

      (B)    1/2 of such Participant's Elective Contribution for such Plan Year that does not exceed 6% of the Participant's Compensation for the Plan Year if the Participant has at least ten (10) but no more than nineteen (19) Years of Service; and

      (C)    2/3 of such Participant's Elective Contribution for such Plan Year that does not exceed 6% of the Participant's Compensation for the Plan Year if the Participant has at least twenty (20) Years of Service.

  4.
  Effective as of August 1, 2003, each Employee of Pottstown Hospital Company, LLC who is a Participant in the Plan shall not be eligible to share in matching contributions made pursuant to Section 4.1(b). Effective as of August 1, 2003, each Employee of Pottstown Clinic Company, LLC who is a Participant in the Plan and (i) has at least 1,000 Hours of Service for the Affiliated Employer during the applicable Plan Year, (ii) is a Non-Highly Compensated Employee, and (iii) is otherwise eligible to share in matching contributions shall receive a discretionary matching contribution in an amount equal to fifty percent (50%) of such Participant's Elective Contribution for such Plan Year that does not exceed 6% of the Participant's Compensation for the Plan Year.

B-1

EXHIBIT C

Employer Special Contributions

        Notwithstanding any provision of the Plan to the contrary, the following provisions shall apply to the Employer special contributions in Section 4.1(g) of the Plan:

  1.
  The Employer shall make a special one-time contribution of $500 to the Plan as of August 1, 2002, for each Eligible Employee who was eligible to participate in the Easton Hospital Employees' Pension Plan immediately prior to June 30, 2002. Such contribution shall be 100% vested and shall be made regardless of an Eligible Employee's election not to participate in the Plan.

  2.
  Effective as of August 1, 2003, each Participant who is an Employee of Pottstown Imaging Center, LLC and who completes at least 1,000 Hours of Service for the Pottstown Imaging Center, LLC during a Plan Year shall receive an allocation of a discretionary contribution in an amount equal to 3% of the Participant's Compensation for such Plan Year. If the discretionary contribution allocated to such Participants is not large enough to provide such an allocation to all such Participants, each Participant shall receive a fractional share of the discretionary contribution, the numerator of which is the Participant's Compensation and the denominator of which is the total Compensation of all similarly situated Participants. The Vested portion of such Participant's Account attributable to the Employer's discretionary contribution shall be a percentage of the total amount credited to the Participant's Account, determined on the basis of Years of Service and prior service credits, if any, according to the following schedule:

Years of Service	Vesting Percentage
Less than 5	0%
5 or more	100%

C-1

QuickLinks

  Exhibit 10.1
TABLE OF CONTENTS
COMMUNITY HEALTH SYSTEMS, INC. 401(K) PLAN
W I T N E S S E T H
ARTICLE I DEFINITIONS
ARTICLE II ADMINISTRATION
ARTICLE III ELIGIBILITY
ARTICLE IV CONTRIBUTION AND ALLOCATION
ARTICLE V VALUATIONS
ARTICLE VI DETERMINATION AND DISTRIBUTION OF BENEFITS
ARTICLE VII TRUST
ARTICLE VIII AMENDMENT, TERMINATION AND MERGERS
ARTICLE IX TOP HEAVY
ARTICLE X MISCELLANEOUS
ADDENDUM GOOD FAITH AMENDMENT OF THE COMMUNITY HEALTH SYSTEMS, INC. 401(K) PLAN FOR THE ECONOMIC GROWTH AND TAX RELIEF RECONCILIATION ACT OF 2001
EXHIBIT A Eligibility
EXHIBIT B Employer Matching Contributions
EXHIBIT C Employer Special Contributions